                                                                      EXHIBIT 10


                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                                  by and among

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                                  as US Lender

                    CONGRESS FINANCIAL CORPORATION (CANADA)
                               as Canadian Lender

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                              as Agent for Lenders

                                      and

                       PIONEER CHLOR ALKALI COMPANY, INC.
                             ALL-PURE CHEMICAL CO.
                         KEMWATER NORTH AMERICA COMPANY
                PCI CHEMICALS CANADA INC./PCI CHIMIE CANADA INC.
                               PCI CAROLINA, INC.
                              T.C. PRODUCTS, INC.
                                  as Borrowers

                             PIONEER AMERICAS, INC.
                           IMPERIAL WEST CHEMICAL CO.
                          BLACK MOUNTAIN POWER COMPANY
                              T.C. HOLDINGS, INC.
                            PIONEER LICENSING, INC.
                              PIONEER (EAST), INC.
                                 as Guarantors

                        Dated: As of September 24, 1999

                               TABLE OF CONTENTS

                                                                            Page
SECTION 1.   DEFINITIONS......................................................1

SECTION 2.   CREDIT FACILITIES...............................................25
    2.1      Loans...........................................................25
    2.2      Letter of Credit Accommodations.................................26
    2.3      Joint and Several Liability.....................................29
    2.4      Special Availability Reserve....................................30

SECTION 3.   INTEREST AND FEES...............................................31
    3.1      Interest........................................................31
    3.2      Changes in Laws and Increased Costs of Loans....................33
    3.3      Fee Letter......................................................35

SECTION 4.   CONDITIONS PRECEDENT............................................35
    4.1      Conditions Precedent to Initial Loans and Letter of Credit
             Accommodations..................................................35
    4.2      Conditions Precedent to All Loans and Letter of Credit
             Accommodations..................................................37

SECTION 5.   GRANT OF SECURITY INTEREST......................................37

SECTION 6.   COLLECTION AND ADMINISTRATION...................................39
    6.1      Borrowers' Loan Accounts........................................39
    6.2      Statements......................................................39
    6.3      Collection of Accounts..........................................40
    6.4      Payments........................................................41
    6.5      Taxes...........................................................42
    6.6      Authorization to Make Loans.....................................44
    6.7      Appointment of Agent for Requesting Loans and Receipts of
             Loans and Statements............................................44
    6.8      Use of Proceeds.................................................45

SECTION 7.   COLLATERAL REPORTING AND COVENANTS..............................45
    7.1      Collateral Reporting............................................45
    7.2      Accounts Covenants..............................................46
    7.3      Inventory Covenants.............................................47
    7.4      Equipment Covenants.............................................48


                                      (ii)
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
    7.5      Power of Attorney...............................................48
    7.6      Right to Cure...................................................49
    7.7      Access to Premises..............................................50

SECTION 8.   REPRESENTATIONS AND WARRANTIES..................................50
    8.1      Corporate Existence, Power and Authority; Subsidiaries..........50
    8.2      Financial Statements; No Material Adverse Change................50
    8.3      Chief Executive Office; Collateral Locations....................51
    8.4      Priority of Liens; Title to Properties..........................51
    8.5      Tax Returns.....................................................51
    8.6      Litigation......................................................51
    8.7      Compliance with Other Agreements and Applicable Laws............51
    8.8      Bank Accounts...................................................52
    8.9      Environmental Compliance........................................52
    8.10     Employee Benefits...............................................53
    8.11     Capitalization..................................................54
    8.12     Intellectual Property...........................................54
    8.13     Interrelated Businesses.........................................54
    8.14     Accuracy and Completeness of Information........................55
    8.15     Survival of Warranties; Cumulative..............................55

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS..............................55
    9.1      Maintenance of Existence........................................55
    9.2      New Collateral Locations........................................55
    9.3      Compliance with Laws, Regulations, Etc..........................56
    9.4      Payment of Taxes and Claims.....................................57
    9.5      Insurance.......................................................57
    9.6      Financial Statements and Other Information......................58
    9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc.........59
    9.8      Encumbrances....................................................61
    9.9      Indebtedness....................................................63
    9.10     Loans, Investments, Guarantees, Etc.............................69
    9.11     Dividends and Redemptions.......................................72
    9.12     Transactions with Affiliates....................................72
    9.13     Additional Bank Accounts........................................75
    9.14     Compliance with ERISA...........................................75
    9.15     Changes in Business.............................................76
    9.16     End of Fiscal Years; Fiscal Quarters............................76
    9.17     Contingent Payment Agreement....................................77
    9.18     Applications under Insolvency Statutes..........................77
    9.19     Year 2000 Compliance............................................77


                                     (iii)
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
    9.20     Costs and Expenses..............................................78
    9.21     Further Assurances..............................................79

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES..................................79
    10.1     Events of Default...............................................79
    10.2     Remedies........................................................81

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING
             LAW.............................................................83
    11.1     Governing Law; Choice of Forum; Service of Process; Jury
               Trial Waiver..................................................83
    11.2     Waiver of Notices...............................................84
    11.3     Amendments and Waivers..........................................85
    11.4     Waiver of Counterclaims.........................................85
    11.5     Indemnification.................................................85
    11.6     Currency Indemnity..............................................85

SECTION 12.  AGENTS..........................................................86
    12.1     Appointment, Powers and Immunities..............................86
    12.2     Reliance by Agent...............................................87
    12.3     Events of Default...............................................87
    12.4     Rights as a Lender..............................................87
    12.5     Indemnification.................................................88
    12.6     Non-Reliance on Agent and Other Lenders.........................88
    12.7     Failure to Act..................................................88
    12.8     Resignation of Agent............................................89
    12.9     Collateral Matters..............................................89

SECTION 13.  ACKNOWLEDGMENT AND RESTATEMENT..................................90
    13.1     Existing Obligations............................................90
    13.2     Acknowledgment of Security Interest.............................90
    13.3     Existing Agreements.............................................91
    13.4     Restatement.....................................................91

SECTION 14.  TERM OF AGREEMENT; MISCELLANEOUS................................92
    14.1     Term............................................................92
    14.2     Interpretative Provisions.......................................93
    14.3     Notices.........................................................95
    14.4     Partial Invalidity..............................................95
    14.5     Successors......................................................95
    14.6     Good Faith......................................................95
    14.7     Entire Agreement................................................95


                                     (iv)
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
    14.8     Nonapplicability of Article 5069-15.01 et seq...................96
    14.9     DTPA WAIVER.....................................................96
    14.10    ORAL AGREEMENTS INEFFECTIVE.....................................96
    14.11    Choice of Language..............................................96



                                     (v)

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated as of September 24, 1999 is entered into by and among Congress Financial Corporation (Southwest), a Texas corporation (in its individual capacity, "US Lender"as hereinafter further defined), Congress Financial Corporation (Canada), an Ontario corporation ("Canadian Lender" and together with US Lender, collectively, "Lenders" as hereinafter further defined), Congress Financial Corporation (Southwest), in its capacity as agent for US Lender and Canadian Lender (in such capacity, "Agent" as hereinafter further defined), Pioneer Chlor Alkali Company, Inc., a Delaware corporation ("PCAC"), All-Pure Chemical Co., a California corporation ("All-Pure"), PCI Carolina, Inc., a Delaware corporation ("PCI Carolina"), Kemwater North America Company, a Delaware corporation ("Kemwater"), T.C. Products, Inc., a Washington corporation ("TCP", and together with PCAC, All-Pure, PCI Carolina, and Kemwater, individually each a "US Borrower" and collectively, "US Borrowers"), and PCI Chemicals Canada Inc./PCI Chimie Canada Inc., a New Brunswick corporation ("Canadian Borrower", and together with US Borrowers, individually each a "Borrower" and collectively, "Borrowers"), Pioneer Americas, Inc., a Delaware corporation ("PAI"), Imperial West Chemical Co., a Nevada corporation ("Imperial"), Black Mountain Power Company, a Texas corporation ("BMPC"), T.C. Holdings, Inc., a New Mexico corporation ("TCH"), Pioneer Licensing, Inc., a Delaware corporation ("Licensing"), and Pioneer
(East), Inc., a Delaware corporation ("East", and together with PAI, Imperial, BMPC, TCH and Licensing, individually each a "Guarantor" and collectively "Guarantors" as hereinafter further defined).


                             W I T N E S S E T H:


         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders enter into certain financing arrangements with Borrowers pursuant to which Agent and Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lenders are willing to make such loans and advances and provide such financial accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Account Debtor" shall mean any Person who is or may become obligated on or in respect of any Account or other Collateral.

         1.2 "Accounts" shall mean all present and future rights of each Borrower to payment for goods or other property sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.4 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.5 "Agent" shall mean Congress Financial Corporation (Southwest), a Texas corporation, in its capacity as agent for Lenders pursuant to the terms hereof, and any successor or replacement agent.

         1.6 "Assignment Agreement" shall mean the Assignment and Assumption Agreement, dated of even date herewith, among Existing Lenders, as assignors, and Agent and Lenders, as assignees, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.7 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.8 "Borrowers" shall mean, collectively, US Borrowers and Canadian Borrower (including their respective successors and assigns), each sometimes being referred to herein individually as a "Borrower".

         1.9 "Business Day" shall mean (a) in connection with any Loans or Letter of Credit Accommodations made or provided to Canadian Borrower, or other matters related exclusively to Canadian Borrower, any day (i) other than a Saturday, Sunday or other day on which


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

commercial banks are authorized or required to close under the laws of the State of Texas or the Province of Ontario, and (ii) on which US Lender's Dallas office, US Lender's New York office and Bank of Montreal's main Toronto office are open for the transaction of business and (b) in connection with any Loans or Letter of Credit Accommodations made or provided to US Borrowers or as such term is used herein except as otherwise provided in clause (a)(i) of this definition, any day (i) other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Texas or the State of North Carolina, and (ii) on which US Lender's Dallas office, US Lender's New York office and the Reference Bank are open for the transaction of business; provided, that, in any case (whether under clause
(a) or (b) of this definition or otherwise), if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.10 "Canadian Borrower" shall mean PCI Chemicals Canada Inc./PCI Chimie Canada Inc., a New Brunswick corporation, and its successors and assigns.

         1.11 "Canadian Dollar Equivalent" shall mean at any time (a) as to any amount denominated in Canadian Dollars, the amount thereof and (b) as to any amount denominated in US Dollars or any other currency, the equivalent amount in Canadian Dollars calculated by Agent at such time using the Currency Exchange Convention in effect on the Business Day of determination.

         1.12 "Canadian Dollar Loans" shall mean any Loans or portion thereof which are denominated in Canadian Dollars and on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

         1.13 "Canadian Dollars" and "C$" shall each mean the lawful currency of Canada.

         1.14 "Canadian Lender" shall mean Congress Financial Corporation (Canada), an Ontario corporation, and its successors and assigns.

         1.15 "Canadian Pension Plan" shall mean any plan, program or arrangement (other than the Canada/Quebec Pension Plan) that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person's employment in Canada with such Borrower or Guarantor.

         1.16 "Canadian Prime Rate" shall mean, at any time, the greater of the rate from time to time publicly announced by Bank of Montreal as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, or the annual rate of interest equal to the sum of the CDOR Rate at such time plus one (1%) percent per annum.


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
         1.17 "Capital Expenditures" shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         1.18 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.19 "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock and any options or warrants with respect to any of the foregoing; and with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or interests in any limited liability company at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.20 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or Canada or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America or Canada, as the case may be, is pledged in support thereof; (b) time deposits and certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System or is a Schedule I Canadian chartered bank, in any case having combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of $250,000,000;
(c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued or guaranteed by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia or Province of Canada or the federal laws of Canada or a bank organized under the laws of any State of the United States of America or under the laws of Canada or constituting a national banking association under the laws of the United States of America, in each case having a rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than the US Dollar Equivalent of $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or Canada or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America or Canada, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.


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

         1.21 "CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate equal to the average thirty (30) day rate for Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc, definitions, as modified and amended from time to time) as of 10:00 a.m. on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the thirty (30) day rate applicable in Canadian Dollar bankers' acceptances quoted by any major Schedule I Canadian chartered bank selected by Agent as of 10:00 a.m. on such day.

         1.22 "Change of Control" shall mean (a) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor (except pursuant to a merger permitted hereunder); (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Parent, other than the Permitted Holders; (c) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors of Parent or PAI (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent or PAI then still in office; (d) the failure of Parent (or any Subsidiary of Parent of which Parent owns one hundred (100%) percent of the voting power of the total outstanding Voting Stock) to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of PAI, other than pursuant to a transfer of the Voting Stock of PAI to any Borrower or other Guarantor permitted hereunder; (e) the failure of PAI (or any Subsidiary of PAI of which PAI owns one hundred (100%) percent of the voting power of the total outstanding Voting Stock) to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of All-Pure, Imperial, PCI Carolina, PCAC, East or Pioneer Licensing, other than pursuant to a transfer of such outstanding Voting Stock to any Borrower or other Guarantor permitted hereunder; and (f) the failure of Imperial (or any Subsidiary of Imperial of which Imperial owns one hundred (100%) percent of the voting power of the total outstanding Voting Stock) to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Kemwater, other than pursuant to a transfer of such outstanding Voting Stock to any Borrower or other Guarantor permitted hereunder and other than pursuant to a sale of the Voting Stock of Kemwater to a third party permitted hereunder.

         1.23 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.24 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.25 "Collateral Access Agreement" shall mean an agreement in writing from any lessor of premises to a Borrower or Guarantor in the form of Exhibit B hereto or as otherwise agreed to in writing by Agent, or from any other person to whom any Collateral (including Inventory,

Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located (in such case, then in form and substance satisfactory to Agent), pursuant to which such lessor, consignee or other person, inter alia, acknowledges the security interest of the applicable Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent and Lenders access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise the rights and remedies of Agent and Lenders and otherwise deal with such Collateral.

         1.26 "Contingent Payment Agreement" shall mean the Contingent Payment Agreement, dated April 20, 1995, by and among Parent, PAI and the former shareholders of PAI, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.27 "Contract Rights" shall mean all present and future rights of each Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is not yet earned by performance.

         1.28 "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined on the weighted average cost basis in accordance with GAAP.

         1.29 "Currency Exchange Convention" shall mean (a) in the calculation of the Canadian Dollar Equivalent, a procedure used by Agent or a Lender to value in Canadian Dollars (i) the obligations or assets of any Borrower or Obligor that are originally measured in US Dollars; and (ii) any other amount expressed in US Dollars herein or any other currency, other than Canadian Dollars, in each case by using the spot price for the purchase of Canadian Dollars with US Dollars (or such other currency) provided to Agent or such Lender by Bank of Montreal for the preceding Business Day and (b) in the calculation of the US Dollar Equivalent, a procedure used by Agent or a Lender to value in US Dollars (i) the obligations or assets of any Borrower or Obligor that are originally measured in Canadian Dollars and (ii) any other amount expressed in Canadian Dollars or any other currency, other than US Dollars, in each case by using the spot price for the purchase of US Dollars with Canadian Dollars (or such other currency) provided to Agent or such Lender by the Reference Bank for the immediately preceding Business Day. In the event Bank of Montreal no longer provides appropriate spot prices for Canadian Dollars to Agent or a Lender, Agent or such Lender shall obtain a Canadian Dollar spot price from another Schedule I Canadian chartered bank selected in good faith by Agent or such Lender and reasonably acceptable to Borrowers.

         1.30 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Net Income), all in accordance with GAAP, plus the Interest Expense for such period (to the extent deducted in the computation of Net


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
Income), plus charges for Federal, Provincial, State, district, municipal, local and foreign income taxes.

         1.31 "Eligible Accounts" shall mean, as to each Borrower, the US Dollar Equivalent of the Accounts created by such Borrower which are and continue to satisfy the applicable criteria as determined by Agent in good faith. In general, Accounts shall be Eligible Accounts if:

              (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed substantially in accordance with the terms and provisions contained in any documents related thereto but excluding, in any case, all amounts invoiced for containers;

              (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

              (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

              (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale or return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

              (e) the chief executive office of the Account Debtor with respect to such Accounts is located in the United States of America or Canada or if the chief executive office and principal place of business of the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, then at an Agent's option, if any of: (i) the Account Debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Agent and payable only in the United States of America and in US Dollars as to US Borrowers and payable only in Canada and in US Dollars or Canadian Dollars as to Canadian Borrower, sufficient to cover such Account, in form and substance reasonably satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lenders, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount reasonably acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may in good faith determine);

              (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice;

              (g) such Accounts are not evidenced by any instrument or chattel paper;

              (h) such Accounts do not constitute Accounts constituting the right of such Borrower to have another person deliver goods on behalf of such Borrower or otherwise in accordance with instructions of such Borrower pursuant to an exchange agreement or similar arrangement;

              (i) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts other than transactions consisting of purchases of Inventory (but the portion of the Accounts of such Account Debtor in excess of the amount at any time and from time to time owed by such Borrower to such Account Debtor or claimed owed by such Account Debtor which would otherwise constitute Eligible Accounts shall be deemed Eligible Accounts);

              (j) there are no facts, events or occurrences known to Agent or any Borrower or Guarantor which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (provided, that, to the extent there are facts or occurrences which have only reduced the amount payable thereunder, then the portion of such Accounts which are not reduced may still be Eligible Accounts);

              (k) such Accounts are subject to the first priority, valid and perfected security interest of US Lender as to Accounts of US Borrowers and first priority, valid and perfected security interest, lien and first ranking hypothec of Canadian Lender as to Accounts of Canadian Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any claims, liens, security interests or hypothecs, provided, that, if the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada and Agent is willing to consider such Accounts as Eligible Accounts pursuant to subsections (e)(i), (e)(ii) or
(e)(iii) above, then such Accounts may be Eligible Accounts notwithstanding that US Lender (as to Accounts of US Borrowers) or Canadian Lender (as to Canadian Borrower) does not have a first priority, valid and perfected security interest, lien or hypothec in such Accounts under the laws of the jurisdiction in which such Account Debtor is located;

              (l) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor directly or indirectly;

              (m) if (i) the Account Debtor is the United States of America or any state or local governmental entity, or any department, agency or instrumentality thereof, such Borrower has assigned its rights to payment of such Account to US Lender (if such Account is owing to a US Borrower, or Canadian Lender, if such Account is owing to a Canadian Borrower) pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended, or pursuant to any similar state or local law, regulation or requirement or (ii) the Account Debtor is Her Majesty in right of Canada or any provincial or local governmental entity, or any ministry, such Borrower has assigned its rights to payment of such Account to US Lender (if such Account is owing to a US Borrower, or Canadian Lender, if such Account is owing to a Canadian Borrower) pursuant to and in accordance with the Financial Administration Act, R.S.C. 185, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement;

              (n) such Accounts are not owed by an Account Debtor who has Accounts unpaid more than ninety (90) days after the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor;

              (o) such Accounts of a single Account Debtor or its Affiliates do not constitute more than ten (10%) percent of the total among of all Eligible Accounts (but the portion of the Accounts not in excess of such percentages may be deemed Eligible Accounts);

              (p) such Accounts are owed by Account Debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such Account Debtors as determined by such Borrower consistent with its practice as of the date hereof and as is reasonably acceptable to Agent in good faith (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

              (q) such Accounts are owed by Account Debtors deemed creditworthy with respect to their ability to pay their respective accounts at all times by Agent, as determined in good faith by Agent.

General criteria for Eligible Accounts may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof which gives rise to a new category or type of Accounts as determined by Agent in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.32 "Eligible Inventory" shall mean, as to each Borrower, the Inventory consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods, in each case which satisfy the applicable criteria, as determined by Agent in good faith. In general, Eligible Inventory shall not include (a) work-in-process;
(b) spare parts for equipment and diesel fuel; (c) packaging and shipping materials, including, without limitation, containers; (d) supplies used or consumed in the business of such Borrower; (e) Inventory at premises other than those owned and controlled by any Borrower or Guarantor, except any Inventory which would otherwise be deemed Eligible Inventory at locations which are not owned and operated by such Borrower or Guarantor shall nevertheless be considered Eligible Inventory if: (i) as to premises leased by such Borrower or Guarantor, Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises except, that, notwithstanding that Agent shall not have received such an agreement, Agent may, at its option, consider any Inventory at a location leased and operated by a Borrower to be Eligible Inventory and in the event Agent elects to consider such Inventory to be Eligible Inventory, Agent may, at its option, at any time establish such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise and (ii) as to premises of third parties (including sales agents, consignees and processors), Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises, and in addition, if required by Agent, as to premises where assets of a US Borrower are located: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of such Borrower, which are duly assigned to US Lender and (B) any secured lender to the owner and operator is properly notified of the first priority lien on such Inventory of US Lender; (f) Inventory located outside the continental United States of America or Canada; (g) Inventory subject to a security interest, hypothec or lien in favor of any person other than US Lender, as to Inventory of US Borrowers or Canadian Lender, as to Inventory of Canadian Borrower, except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or discontinued Inventory; (j) slow moving Inventory;
(k) Inventory which is not subject to the first priority, valid and perfected security interest of US Lender as to Inventory of US Borrowers or first priority, valid and perfected security interest, lien and first ranking hypothec of Canadian Lender as to Inventory of Canadian Borrower; (l) returned and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) Inventory which is dedicated to, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof and in respect of which Inventory a Borrower shall have received any progress or other advance payment which is or may be credited against any Account generated upon the sale or lease of any such goods; (o) Inventory the use of which by a Borrower or the manufacture or sale thereof by a Borrower involves the use by such Borrower of any Intellectual Property owned by any other Person, unless such Borrower has the right to use such Intellectual Property for such purposes pursuant to a license agreement listed on Schedule 8.12 hereto, provided, that, (i) such license agreement is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the parties thereto, (ii) no default or event of default exists or has occurred thereunder and is continuing, and (iii) no party thereto has sent any notice of default or its intention to terminate or not renew such agreement (unless such notice has been rescinded); and (p) Inventory which may become subject to the claims of a supplier pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c.B-3, as amended, or any applicable provincial laws granting revendication or similar rights to unpaid suppliers. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from any Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory (or any category thereof) in any material respect in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.33 "Environmental Laws" shall mean all applicable foreign, Federal, State, Provincial, district and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, or binding agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal of Hazardous Materials, or (c) relating to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Canadian Environmental Protection Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Federal Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto) ("RCRA"), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, each as applicable to any Borrower or Guarantor, (ii) applicable state, provincial or local counterparts to such laws, and (iii) any common law or equitable doctrine that imposes liability or obligations with respect to any Borrower or Guarantor for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.34 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.35 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.36 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.37 "Eurodollar Rate" shall mean with respect to any Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or PAI on behalf of such Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower or PAI on behalf of such Borrower.

         1.38 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.39 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.40 "Excess Availability" shall mean, as to Borrowers, the US Dollar Equivalent of the amount calculated at any time, equal to: (a) the lesser of
(i) the amount of the Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory and subject to the sublimits and Reserves (other than the Special Availability Reserve and Reserves in respect of Letter of Credit Accommodations) from time to time established by Agent hereunder and
(ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Borrowers (other than the Obligations arising pursuant to the guarantee by any Borrower of the Obligations of the other Borrowers and other than accrued and unpaid interest), plus (ii) the aggregate amount of all trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time (other than trade payables which are the subject of a bona fide dispute between such Borrower and the vendor or supplier to which such payable is owed) plus (iii) the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due, but not yet sent (without duplication of amounts included in clause (b)(ii) of this definition).

         1.41 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.42 "Existing Agreements" shall mean each and all of the following as the same now exist and may heretofore have been amended, modified, supplemented, extended, renewed, restated or replaced: (a) the Amended and Restated Loan and Security Agreement, dated as of May 29, 1998, by and among PAI, successor by merger to Pioneer Americas Acquisition Corp. and PCI, as borrowers, Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, formerly known as Bank of America, Illinois, as administrative agent, U.S. funding agent and a lender, Bank of America Canada, as Canadian funding agent and a lender, Banc of America Securities, LLC, as arranger, and the other lenders party thereto, and (b) the other agreements listed on Schedule 1.42 hereto.

         1.43 "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.43 hereto (and including Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, formerly known as Bank of America Illinois).

         1.44 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.44 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.45 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.46 "Fixed Charge Coverage Ratio" shall mean, with respect to PAI and its Subsidiaries, on a consolidated basis, the ratio of (a) EBITDA during the two (2) full fiscal quarters immediately preceding the determination date with respect to the calculation of the Fixed Charge Coverage Ratio to (b) Fixed Charges of PAI and its Subsidiaries for such two (2) fiscal quarter period.

         1.47 "Fixed Charges" for any period shall mean the sum of, without duplication, (a) all Interest Expense, (b) all Capital Expenditures, and (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases (and without duplicating in items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases).

         1.48 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

         1.49 "General Intangibles" shall mean all of each Borrower's now owned or hereafter acquired general intangibles, including without limitation all right, title and interest of each Borrower in and to: (a) all tax refunds and tax refund claims; (b) registered and unregistered patents, service marks, copyrights, applications for any of the foregoing (other than applications for "right to use" marks); and (c) all trade secrets and other confidential information relating to the business of each Borrower, in each case to the extent any of the foregoing arises out of or relates to Accounts or Inventory.

         1.50 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.51 "Guarantors" shall mean, collectively, the following, together with their respective successors and assigns: (a) Pioneer Americas, Inc., a Delaware corporation; (b) Imperial West Chemical Co., a Nevada corporation; (c) Black Mountain Power Company, a Texas corporation (unless and until PCAC sells its interest therein to the extent permitted under Section 9.7(b)(iii) hereof);
(d) T.C. Holdings, Inc., a New Mexico corporation; (e) Pioneer Licensing, Inc., a Delaware corporation; and (f) Pioneer (East), Inc., a Delaware corporation; each sometimes being referred to herein individually as a "Guarantor".

         1.52 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes that are identified as "hazardous substances" or regulated as "hazardous waste" under CERCLA or RCRA (as defined in Section 1.33 of this Agreement) or analogous and applicable foreign, Federal, State, Provincial, district, county or other local law.

         1.53 "Indebtedness" shall mean, with respect to any Person, without duplication, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods or materials that is not overdue by more than ninety (90) days unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to mandatorily redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which redemption and repurchase obligations are mandatory or are exercisable at the election of the holder thereof; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, hypothec, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (g all net obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

         1.54 "Information Certificate" shall mean the Information Certificates with respect to each Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to such Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers or Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.55 "Intellectual Property" shall mean each Borrower's now existing or hereafter acquired: (a) trademarks, tradenames, tradestyles, service marks, patents, and copyrights used in connection with, relating to or otherwise associated with any Accounts, Inventory or other

Collateral; (b) all applications, registrations and recordings related to the foregoing, together with all rights and privileges arising under applicable law with respect to such Borrower's use of any of the foregoing; (c) all reissues, extensions, continuation and renewal thereof, all prints and labels on which the same appear or have appeared and all designs and general intangibles of a like nature; and (d) all inventions, trade secrets, drawings, designs, blueprints, manuals and goodwill associated with any of the foregoing and contract rights relating to computer software programs.

         1.56 "Interest Expense" shall mean, for any period, as to any Person, all of the following as determined in accordance with GAAP: (a) total interest expense, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit (but excluding amortization of discount and amortization of deferred financing fees paid in cash in connection with the transactions contemplated hereby, interest paid in property other than cash and any other interest expense not payable in cash), minus (b) any net payments received during such period as interest income received in respect of its investments in cash.

         1.57 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a US Borrower (or PAI on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.58  "Interest Rate" shall mean:

              (a subject to clauses (b) and (c) below:

                  (i as to US Prime Rate Loans, a rate of one-half (1/2%) percent per annum in excess of the US Prime Rate,

                  (ii as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a US Borrower or on behalf of such US Borrower) as in effect three (3) Business Days after the date of receipt by Agent of the request of a US Borrower (or PAI on behalf of such Borrower) for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to a Borrower or PAI on behalf of such Borrower);

                  (iii as to Canadian Dollar Loans, a rate of one and one-quarter (1 1/4%) percent per annum in excess of the Canadian Prime Rate;

              (b notwithstanding anything to the contrary set forth in clause
(a) above, the Interest Rate shall mean as to US Prime Rate Loans, a rate equal to one-quarter (1/4%) percent per annum in excess of the Prime Rate, as to Eurodollar Rate Loans, a rate equal to two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (calculated as described in clause (a)(ii) above), and as to Canadian Dollar Loans, a rate equal to one (1%) percent per annum in excess of the Canadian Prime Rate, in each case, effective as of the first day of the month after each of the following conditions is satisfied as determined by Agent in good faith:
(i) the amount equal to (A) the EBITDA of PAI and its Subsidiaries minus (B) the sum of (1) the Interest Expense of PAI and its Subsidiaries and (2) Capital Expenditures of PAI and its Subsidiaries (in each case to the extent included in EBITDA), in each case for the immediately preceding fiscal year (commencing with the fiscal year ending on December 31, 1999) calculated based on the audited financial statements of PAI and its Subsidiaries for such fiscal year delivered to Agent, together with the unqualified opinion of the independent certified accountants, in accordance with Section 9.6 hereof, shall equal or exceed $1,000,000 and (ii) no Event of Default shall exist or have occurred and be continuing; provided, that, in the event that the Interest Rate is reduced as provided in this clause (b), if in any subsequent fiscal year thereafter the condition set forth in clause (b)(i) is not satisfied, effective as of the first day of the month after the receipt by Agent of the audited financial statements of PAI and its Subsidiaries for such fiscal year, the Interest Rate shall increase to those rates set forth in clause (a) above;

              (c notwithstanding anything to the contrary contained in clauses
(a) and (b) above, the Interest Rate shall mean the rate of two and one-half percent (2 1/2%) per annum in excess of the US Prime Rate as to US Prime Rate Loans, the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, and the rate of three and one-quarter (3 1/4%) percent per annum in excess of the Canadian Prime Rate as to Canadian Dollar Loans, at Agent's option, without notice, (i) for the period (A) from and after the date of termination or non-renewal hereof until Lenders have received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against a Borrower) and (B) commencing three (3) Business Days from and after the date of the occurrence of an Event of Default, for so long as such Event of Default is continuing, and
(ii) on the Loans to Borrowers at any time outstanding in excess of the amounts available to such Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

         1.59 "Inventory" shall mean all of each Borrower's now owned and hereafter existing or acquired goods (including without limitation goods in transit) wheresoever located, which are held for sale, furnished or to be furnished under any contract of service or lease or consignment, or held as raw materials, work in process, or supplies or materials used or consumed in any Borrower's business (other than replacement parts for Equipment), or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods, and any and all goods the sale or other disposition of which has given rise to an Account, Contract Right or any other Collateral, including any goods which are returned to and/or repossessed and/or stopped in transit by or at any time hereafter are in the possession of or under the control of any Borrower or Agent or any Lender or any agent or bailee of either of them, and all documents of title or other documents representing the same.

         1.60 "June 1997 Term Lenders" shall mean the Persons listed on
Schedule 1.60 hereto as lenders under the June 1997 Term Loan Agreement and their respective successors and assigns.

         1.61 "June 1997 Term Loan Agreement" shall mean the Term Loan Agreement, dated as of June 17, 1997, by and among PAI, the June 1997 Term Lenders, DLJ Capital Funding, Inc., as Syndication Agent for the June 1997 Term Lenders, Salomon Brothers Holding Company of America, Inc., as Documentation Agent for the June 1997 Term Lenders and Bank of America, N.A., formerly known as Bank of America Illinois, as Administrative Agent for the June 1997 Term Lenders providing for term loans by the June 1997 Term Lenders to PAI in the original principal amount of US$100,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.62 "Lenders" shall mean collectively, the US Lender and the Canadian Lender and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         1.63 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties denominated in Canadian Dollars or US Dollars which are from time to time either (a) issued or opened by a Lender for the account of any Borrower or Obligor or (b) with respect to which a Lender (or Agent on behalf of such Lender) has, for the benefit of any Borrower or Guarantor, agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

         1.64 "Loans" shall mean the loans now or hereafter made by or on behalf of a Lender to or for the benefit of a Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.65 "Material Adverse Effect" shall mean a material adverse effect on
(a) the assets, condition (financial or otherwise) or business of Borrowers taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests, liens or hypothecs of Lenders upon the Collateral or any other property which is security for the Obligations (other than as to specific items of Collateral as to which the security interest of Lenders is not required by Lenders to be perfected); (d) the Collateral or any other property which is security for the Obligations, or the aggregate value of the Collateral or such other property;
(e) the ability of Borrowers taken as a whole to repay the Obligations or of Borrowers to perform their obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Agent and any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent or any Lender under this Agreement or any of the other Financing Agreements.

         1.66 "Maximum Credit" shall mean the amount of US$50,000,000.

         1.67 "Net Amount of Eligible Accounts" shall mean, as to each Borrower, the gross amount of the Eligible Accounts of such Borrower less (a) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto and (b) sales, excise or similar taxes included in the amount of the Eligible Accounts, in the event that the aggregate amount thereof at any time exceeds $200,000.

         1.68 "Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

         1.69 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a liquidation basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

         1.70 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar statute in any other jurisdiction (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or Lender.

         1.71 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations (including the Guarantors), other than Borrowers.

         1.72 "October 1997 Term Lenders" shall mean the Persons listed on
Schedule 1.72 hereto as lenders under the October 1997 Term Loan Agreement and their respective successors and assigns.

         1.73 "October 1997 Term Loan Agreement" shall mean the Term Loan Agreement, dated as of October 30, 1997, among PAI, the October 1997 Term Lenders, DLJ Capital Funding, Inc., as Syndication Agent for the October 1997 Term Lenders, Salomon Brothers Holding Company. Inc., as Documentation Agent for the October 1997 Term Lenders, Bank of America, N.A., formerly known as Bank of America Illinois, as Administrative Agent for the October 1997 Term Lenders and United States Trust Company of New York, as Collateral Agent for the October 1997 Term Lenders providing for term loans by the October 1997 Term Lenders to PAI in the original principal amount of US$83,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.74 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

         1.75 "PAI Senior Secured Note Collateral" shall mean the following (as more fully described on Schedule 1.75 hereto): (a) PCAC's interest in Real Property, buildings, fixtures, and certain Equipment located in Tacoma, Washington; (b) PCAC's interest in the Asset Purchase Agreement, dated as of June 17, 1997, between PCAC and OCC Tacoma, Inc., the Chlorine Purchase Agreement, dated as of June 17, 1997, between PCAC and OCC Tacoma, Inc., the Chlorine and Caustic Soda Sales Agreement, dated as of June 17, 1997, between PCAC and Occidental Chemical Corporation and the Environmental Operating Agreement, dated June 17, 1997, between PCAC and OCC Tacoma, Inc.; (c) PCAC's chlor-alkali production facilities located in Henderson, Nevada and St. Gabriel, Louisiana (including real property, buildings, fixtures and certain equipment), and (d) PAI's interest in the Capital Stock of PCAC and All-Pure.

         1.76 "PAI Senior Secured Note Guarantors" shall mean, collectively, the Persons listed on Schedule 1.76 hereto, that have guaranteed the Indebtedness of PAI evidenced by or arising under the PAI Senior Secured Notes and their respective successors and assigns.

         1.77 "PAI Senior Secured Note Indenture" shall mean the Indenture, dated as of June 17, 1997, by and among PAI, as issuer, the PAI Senior Secured Note Guarantors, as Subsidiary

Guarantors, and the PAI Senior Secured Note Trustee, as Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.78 "PAI Senior Secured Note Trustee" shall mean United States Trust Company of New York, as trustee under the PAI Senior Secured Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

         1.79 "PAI Senior Secured Notes" shall mean, collectively, the 9 1/4% Senior Secured Notes due 2007, Series B issued by PAI in the aggregate principal amount of US$200,000,000, pursuant to the PAI Senior Secured Note Indenture as set forth in the Form S-4 Registration Statement filed by PAI with the Securities and Exchange Commission on July 2, 1997, as such notes now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.80 "Parent" shall mean Pioneer Companies, Inc., a Delaware corporation and its successors and assigns.

         1.81 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations.

         1.82 "PCI Senior Secured Note Collateral" shall mean the assets and properties of PCI Canada, PCI Carolina and Licensing described on Schedule 1.82 hereto and the liquid chlorine pipeline from the plant of PCAC in St. Gabriel, Louisiana to Geismar, Louisiana and certain related assets as described in
Schedule 1.82 hereto.

         1.83 "PCI Senior Secured Note Guarantors" shall mean, collectively, the Persons listed on Schedule 1.83 hereto that have guaranteed the Indebtedness of PCI Canada evidenced by or arising under the PCI Senior Secured Notes and their respective successors and assigns.

         1.84 "PCI Senior Secured Note Indenture" shall mean the Indenture, dated as of October 30, 1997, by and among PCI Canada, as issuer, the PCI Senior Secured Note Guarantors, as Guarantors, the United States Trust Company of New York, as Trustee, and the United States Trust Company of New York, as Collateral Agent, with respect to the PCI Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.85 "PCI Senior Secured Note Trustee" shall mean United States Trust Company of New York, as trustee under the PCI Senior Secured Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

         1.86 "PCI Senior Secured Notes" shall mean, collectively, the 9 1/4% Senior Secured Notes due 2007, Series B issued by PCI Canada in the aggregate principal amount of US$175,000,000, pursuant to the PCI Senior Secured Note Indenture, as set forth in the Form S-4 Registration Statement filed by PCI Canada with the Securities Exchange Commission on

November 26, 1997, as such notes now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.87 "Permitted Holders" shall mean (a) any corporation, partnership or other entity controlled by, controlling or under common control with William R. Berkley or Interlaken Capital, Inc.; (b) any managing director, general partner, director, limited partner, principal, officer or employee of Interlaken Capital, Inc. (collectively "Interlaken Associates"); (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of William R. Berkley or Interlaken Associates; or (d) a trust or custodianship, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which include only William R. Berkley or Interlaken Associates, their respective spouses and former spouses and ancestors or lineal descendants (by blood or adoption) or which are controlled by William
R. Berkley or Interlaken Capital, Inc. For purposes of this definition, the term "control" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         1.88 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.89 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec, or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, ranking or priority of security interests, liens or hypothecs on personal property (i.e. movable property), and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

         1.90 "Priority Payables" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or a security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under Federal, Provincial, State, county, district, municipal, or local law including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Agent, in good faith, considers may be or may become subject to a right of a supplier to recover possession thereof under any Federal or Provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable provincial laws granting revendication or similar rights to unpaid suppliers.

         1.91 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, municipal or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.92 "Real Property" shall mean all now owned and hereafter acquired real property (i.e. immovable property, including any fixtures thereon) of each Borrower and Guarantor, including leasehold interests, together with such Borrower's or Guarantor's interests in all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.93 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

         1.94 "Reference Bank" shall mean First Union National Bank, or such other bank as Agent may from time to time select in good faith, provided, that, any such other bank shall have an office located in the continental United States of America.

         1.95 "Refinancing Indebtedness" shall have the meaning set forth in
Section 9.9 hereof.

         1.96 "Renewal Date" shall have the meaning set forth in Section 14.1(a) hereof.

         1.97 "Reserves" shall mean, as of any date of determination, such amounts as Agent, may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect or have a reasonable likelihood of adversely affecting either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of any Borrower or Obligor or (iii) the security interests and other rights of either Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent or any Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or which, with notice or passage of time or both, is reasonably likely to constitute an Event of Default or (e) to reflect the amounts of the Priority Payables, or (f) to reflect Agent's good faith estimate of the amount of any reserve necessary to reflect changes in applicable currency exchange rates or currency exchange markets. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or circumstance which is the basis for such Reserve as determined by Agent in good faith.

         1.98 "Seller Notes" shall mean, collectively, the Subordinated Promissory Notes, each dated April 20, 1995, issued by Parent payable to the persons listed on Schedule 1.98 hereto, in the aggregate original principal amount of US$11,462,798, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.99 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, to the best of such Person's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         1.100 "Special Availability Reserve" shall have the meaning set forth in Section 2.4.

         1.101 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.102 "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender's net or gross income or capital by any jurisdiction (or any political subdivision thereof).

         1.103 "TC Notes" shall mean, collectively (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), (a) the Subordinated Promissory Note, dated July 31, 1996, issued by All-Pure to the Clerc Family Trust No. 1988-1 (as a seller of certain of the Capital Stock of TCH), in the original principal amount of US$2,250,000, and (b) the Subordinated Promissory Note, dated July 31, 1996, issued by All-Pure to the Living Trust of Richard L. Belveal (as a seller of certain of the Capital Stock of TCH), in the original principal amount of US$2,250,000.

         1.104 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

         1.105 "US Borrowers" shall mean collectively together with their respective successors and assigns: (a) Pioneer Chlor Alkali Company, Inc., a Delaware corporation; (b) All-Pure Chemical Co., a California corporation; (c) PCI Carolina, Inc., a Delaware corporation; (d) T.C. Products, Inc., a Washington corporation; and (e) Kemwater North America Company, a Delaware corporation (so long as to Kemwater North America Company, the assets or Capital Stock thereof have not been sold to the extent permitted under Section 9.7 hereof); each sometimes being referred to herein as a "Borrower".

         1.106 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars or any other currency, the equivalent amount in US Dollars calculated by Agent at such time using the Currency Exchange Convention in effect on the Business Day of determination.

         1.107 "US Dollar Loans" shall mean any Loans or portion thereof which denominated in US Dollars.

         1.108 "US Dollars", "US$" and "$" shall each mean the lawful currency of the United States of America.

         1.109 "US Lender" shall mean Congress Financial Corporation (Southwest), a Texas corporation, and its successors and assigns.

         1.110 "US Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.111 "US Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the US Prime Rate in accordance with the terms thereof.

         1.112 "Value" shall mean the US Dollar Equivalent, as determined by Agent in good faith, with respect to Inventory equal to the lower of (a) Cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of Section 2.1 hereof, the Value of the Inventory shall not include: (i the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or (ii) write-ups in value with respect to currency exchange rates.

         1.113 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction or further investment at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.114 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the product obtained by multiplying (i the amount of each then outstanding installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date of determination and the making of such payment.


SECTION 2. CREDIT FACILITIES

     2.1 Loans.

         (a Subject to and upon the terms and conditions contained herein, US Lender agrees to make US Dollar Loans to US Borrowers from time to time in amounts requested by any US Borrower or on its behalf by PAI, and Canadian Lender agrees to make Canadian Dollar Loans and US Dollar Loans to Canadian Borrower, from time to time in amounts (and as to Canadian Dollar Loans in an aggregate amount based on the US Dollar Equivalent thereof) requested by Canadian Borrower or on its behalf by PAI, up to the amount equal to:

            (i eighty-five (85%) percent of the US Dollar Equivalent of the Net Amount of Eligible Accounts of Borrowers, plus

            (ii the lesser of (A) fifty-five (55%) percent of the US Dollar Equivalent of the Value of Eligible Inventory of Borrowers or (B0 US$20,000,000, minus

            (iii any Reserves.

         (b Agent may, in its discretion, from time to time, upon not less than five (5) days' prior notice to any Borrower (or PAI), (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that the dilution with respect to the Accounts for any period (based on the ratio of (A) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (B) the aggregate amount of total sales) has increased or may be reasonably anticipated to increase above historical levels, or (ii) reduce the lending formula with respect to Eligible Inventory to the extent that Agent determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has increased in any material respect or (B) the advance rate percentage with respect to Eligible Inventory pursuant to Section 2.1(a)(ii)(A) shall exceed eighty-five (85%) percent of the Net Recovery Percentage (in which case the reduction in the advance rate percentage shall be equal to the amount by which eighty-five (85%) percent of the Net Recovery Percentage exceeds the advance rate percentage in effect immediately prior to such reduction), or (C) the nature, quality and mix of the Inventory has deteriorated in any material respect. The amount of any reduction in any lending formula by Agent pursuant to this Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such reduction in the good faith determination of Agent. To the extent a Reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to Agent in its good faith determination, Agent shall not exercise its rights under this Section 2.1(b) to reduce the lending formulas to address such event, condition or matter.

         (c At any time after the date which is six (6) months after the date hereof, Borrowers may, at their expense, deliver or cause to be delivered to Agent a then current appraisal as to the Inventory as of a date within thirty
(30) days of the date of such appraisal in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely. To the extent that eighty-five (85%) percent of the Net Recovery Percentage with respect to the Inventory based on such acceptable current appraisal is greater than fifty-five (55%) percent, effective on the fifth (5th) Business Day after the receipt by Agent of such appraisal, the advance rate percentage set forth in Section 2.1(a)(iii)(A) above shall be increased to the lesser of: (i) the percentage equal to eighty-five (85%) percent of such Net Recovery Percentage or (ii) sixty (60%) percent.

         (d Except in Agent's discretion, the aggregate US Dollar Equivalent of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding US Dollar Equivalent of any component of the Loans, or the aggregate US Dollar Equivalent of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Eligible Inventory set forth in Section 2.1(a)(ii) above or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Lenders the entire amount of any such excess(es) for which payment is demanded.

         (e For purposes only of applying the sublimits on Loans based on Eligible Inventory pursuant to Sections 2.1(a)(ii) hereof, Agent and Lenders may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent such Lender is in effect relying on the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimits, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas in Section 2.1 that are not subject to such sublimits, before being attributed to the components of the lending formulas subject to such sublimits.

     2.2 Letter of Credit Accommodations.

         (a Subject to and upon the terms and conditions contained herein, (i) at the request of US Borrowers (or PAI on behalf of such Borrowers), US Lender agrees to provide or arrange for Letter of Credit Accommodations denominated in US Dollars for the account of such

Borrowers containing terms and conditions acceptable to Agent, US Lender and the issuer thereof and (ii) at the request of Canadian Borrower (or PAI on behalf of such Borrower), Canadian Lender agrees to provide or arrange for Letter of Credit Accommodations denominated in US Dollars or Canadian Dollars for the account of such Borrower containing terms and conditions acceptable to Agent, Canadian Lender and the issuer thereof. Any payments made by Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrowers pursuant to this Section 2.

         (b In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, US Borrowers shall pay to Agent for the benefit of US Lenders a letter of credit fee in respect of Letter of Credit Accommodations issued for the account of any US Borrower or any Guarantor and Canadian Borrower shall pay to Agent for the benefit of Canadian Lender a letter of credit fee in respect of Letter of Credit Accommodations issued for the account of Canadian Borrower, in each case at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations issued for the account of such Borrower for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that US Borrowers shall pay to Agent for the benefit of US Lenders and Canadian Borrower shall pay to Agent for the benefit of Canadian Lenders such letter of credit fee, at Agent's option, without notice, at a rate equal to three and one-half percent (3 1/2%) per annum or such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty-five (365) day year as to Letter of Credit Accommodations denominated in Canadian Dollars and a three hundred sixty (360) day year as to Letter of Credit Accommodations denominated in US Dollars, and in each case, actual days elapsed and the obligation of Borrowers to pay such fee as set forth in this Section 2.2(b) shall survive the termination or non-renewal of this Agreement.

         (c No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrowers (subject to the Maximum Credit and any Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent of the US Dollar Equivalent thereof minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above multiplied by the US Dollar Equivalent of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts that Agent reasonably estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America or Canada and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the US Dollar Equivalent of the face amount thereof and all other commitments and obligations made or incurred by Agent or any Lender with respect thereto. Effective on the issuance of each

Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

         (d Except in the discretion of Agent, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed US$20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent or any Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrowers shall not be reduced as provided in
Section 2.2(c) to the extent of such cash collateral.

         (e Each Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses suffered or incurred by Agent or a Lender in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State, provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for Agent's or such Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         (f Nothing contained herein shall be deemed or construed to grant Borrowers or Guarantors any right or authority to pledge the credit of Agent or Lenders in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer unless such Lender (or Agent on behalf of such Lender) has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers and Guarantors. Agent shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not: (i) at any time an Event of Default exists or has occurred, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in any Borrower's or Guarantor's name.

         (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Agent and Lenders. Any duties or obligations reasonably undertaken by Agent or any Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent or any Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Agent or such Lender and to apply in all respects to Borrowers and Guarantors.

        2.3 Joint and Several Liability. All US Borrowers shall be liable for all amounts due to Agent and Lenders under this Agreement, regardless of which US Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Agent or US Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a US Borrower, and the Obligations arising as a result of the joint and several liability of a US Borrower hereunder, with respect to Loans made to the other US Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all US Borrowers. The Obligations arising as a result of the joint and several liability of a US Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other US Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other US Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other US Borrowers, (b) the absence of any attempt to collect the Obligations from the other US Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of the other US Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other US Borrowers and delivered to Agent, (d) the failure by US Lender (or Agent on behalf of US Lender) to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other US Borrowers, (e) the election of Agent or US Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of US Lender for the repayment of the Obligations of the other US Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other US Borrowers, other than the wilful misconduct or gross negligence of US Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a US Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other US Borrowers hereunder, each US Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or US Lender now has or may hereafter have against US Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender. Upon any Event of Default and for so long as the same is continuing, Agent or any Lender may proceed directly and at once, without notice, against any US Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each US Borrower consents and agrees that Agent or any Lender shall be under no obligation to marshall any assets in favor of US Borrower(s) or against or in payment of any or all of the Obligations.

     2.4 Special Availability Reserve.

         (a) Except as Agent may otherwise agree, Agent shall establish a special Reserve reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers in an amount equal to $5,000,000 (the "Special Availability Reserve").

         (b) On the thirtieth (30th) day after the date of receipt by Agent of the financial statements of PAI and its Subsidiaries with respect to the last month of any fiscal quarter in accordance with Section 9.6 hereof, the Special Availability Reserve shall terminate; provided, that, each of the following conditions are satisfied as of such date: (i) the Fixed Charge Coverage Ratio for the two (2) full immediately preceding fiscal quarters shall exceed 1.15 to 1.00, (ii) Agent shall have received a certificate of a senior executive officer of PAI, in form and substance reasonably satisfactory to Agent, certifying to Agent and Lenders that, based on such financial statements of PAI and its Subsidiaries received by Agent and Lenders for each of the two (2) full immediately preceding quarters of PAI and its Subsidiaries, the Fixed Charge Coverage Ratio for such period exceeds 1.15 to 1.00, and setting forth the manner of the calculation thereof in such detail and specificity as Agent may reasonably require, (iii) as of the date of and after giving effect to the termination of the Special Availability Reserve, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, and (iv) as of the date of the termination of the Special Availability Reserve and after giving effect thereto, the Excess Availability for each of the fifteen (15) days immediately preceding the termination of the Special Availability Reserve shall have been not less than $20,000,000.

         (c) Notwithstanding anything to the contrary set forth above, at any time after the Special Availability Reserve has been terminated, the Special Availability Reserve may be reestablished if as of the end of any fiscal quarter either: (i) the Fixed Charge Coverage Ratio for the two (2) full immediately preceding fiscal quarters is equal to or less than
1.15 to 1.00 or (ii) the Excess Availability for each of the fifteen (15) days immediately preceding the end of such fiscal quarter shall have been equal to or less than $20,000,000. Upon the reestablishment of the Special Availability Reserve, it may thereafter be terminated as provided in Section 2.4(b) above and if it is so terminated then established again pursuant to this Section 2.4(c).


SECTION 3. INTEREST AND FEES

     3.1 Interest.

         (a) Borrowers shall pay to Lenders interest on the outstanding principal amount of the Obligations (other than the Letter of Credit Accommodations) at the applicable Interest Rate. All interest accruing hereunder on and after the date of any Event of Default (and for so long as the same is continuing) or the effective date of the termination or non-renewal hereof shall be payable on demand.

         (b) A US Borrower (or PAI on behalf of such Borrowers) may from time to time request Eurodollar Rate Loans or may request that US Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of a US Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans which will be continued or Prime Rate Loans which will be converted to Eurodollar Rate Loans (subject to the limits set forth below), as the case may be, and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from or on behalf of a US Borrower, such Eurodollar Rate Loans shall be made or US Prime Rate Loans converted to Eurodollar Rate Loans or such Eurodollar Rate Loans continued, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) the Borrower requesting such Eurodollar Rate Loan (or PAI on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to US Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four
(4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $500,000 in excess thereof, and (vi) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to US Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by or on behalf of such Borrower. Any request by or on behalf of a US Borrower to convert US Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, US Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if US Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

         (c) Any Eurodollar Rate Loans shall automatically convert to US Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans to a US Borrower shall, at Agent's option, upon notice by Agent to PAI, convert to US Prime Rate Loans upon the effective date of the termination or non-renewal of this Agreement. Borrowers shall pay to Lenders, upon written demand by Agent (or Agent may, at its option, charge any loan account with respect to a Borrower maintained by Agent as to increase the outstanding amount of the Loans to such Borrower) any amounts required to compensate US Lender, the Reference Bank or any Participant with US Lender for any loss, cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans.

         (d) Interest shall be calculated and payable monthly in arrears in the currency in which such Loans are denominated not later than the first day of each calendar month and shall be calculated on the basis of (i) a three hundred sixty-five (365) day year in the case of Canadian Dollar Loans and (ii) a three hundred sixty (360) day year in the case of US Dollars Loans, and in each case based on actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate or US Prime Rate, as applicable, effective on the first day of the month equal to each increase or decrease in the Canadian Prime Rate or US Dollar Prime Rate, as applicable, effective on the first day of the month after any such change occurs. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by Agent or any Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by Agent or any Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by or on behalf of any Borrower of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agent or any Lender to contract for, charge or receive, in any event, interest exceeding the maximum non-usurious rate of interest under applicable Federal or State Law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of Indebtedness of any Borrower to any Lender (the "Maximum Interest Rate"). In no event shall any Borrower be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel such Borrower to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent or any Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to such Borrower (or PAI on behalf of such Borrower), it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Borrower recognizes that, with fluctuations in the rate of interest set forth in this Section 3.1 and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, each Borrower agrees that (A) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and each Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received by Agent or any Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         (e) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a three hundred sixty (360) day year or three hundred sixty-five (365) day year (the "First Rate"), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by three hundred sixty (360) or three hundred sixty-five (365), as applicable.

         (f) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans by Canadian Lender exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan by Canadian Lender, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

         (g) A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time shall be conclusive evidence of such rate in the absence of manifest error.

         (h) For greater certainty, unless otherwise specified in this Agreement or any of the other Financing Agreements, as applicable, whenever any amount is payable under this Agreement or any of the other Financing Agreements by Borrowers as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method." As an example, when interest is calculated and payable monthly, the rate of interest payable per month is one twelfth (1/12) of the stated rate of interest per annum.

     3.2 Changes in Laws and Increased Costs of Loans.

         (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to a US Borrower (or to PAI on behalf of such Borrower), convert to US Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either
(A) make it unlawful for US Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans (or for Reference Bank or any Participant to provide the funds to be used by US Lender to make or maintain Eurodollar Rate Loans or to otherwise enable US Lender to comply with the terms thereof in connection with Eurodollar Rate Loans), or (B) shall result in the increase in the costs to US Lender of making or maintaining any Eurodollar Rate Loans by an amount deemed by US Lender in good faith to be material (or so increase the costs to Reference Bank or any Participant of providing the funds used by US Lender to make or maintain Eurodollar Rate Loans), provided, that, upon the request of a US Borrower (or PAI on behalf of such Borrower), Eurodollar Rate Loans shall not be converted as a result of the increase in costs until the end of the applicable Interest Period with respect to such Eurodollar Rate Loans, so long as Agent and US Lender shall receive payments from US Borrowers in the amount of such increased costs and Agent and US Lender shall not otherwise suffer any loss of anticipated profits, or (C) reduce the amounts received or receivable by US Lender or Agent in respect thereof, by an amount deemed by US Lender or Agent in good faith to be material or (ii) the cost to US Lender of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by US Lender in good faith to be material (or so increase the costs to Reference Bank or any Participant of providing the funds used by US Lender to make or maintain Eurodollar Rate Loans), provided, that, upon the request of a US Borrower (or PAI on behalf of such Borrower), Eurodollar Rate Loans shall not be converted as a result of the increase in costs until the end of the applicable Interest Period with respect to such Eurodollar Rate Loans, so long as Agent and US Lender shall receive payments from US Borrowers in the amount of such increased costs and Agent and US Lender shall not otherwise suffer any loss of anticipated profits. Borrowers shall pay to Agent, within ten (10) days after written demand by Agent (or Agent may, at its option, charge any loan account with respect to a Borrower maintained by Agent so as to increase the outstanding amount of the Loans to such Borrower) any amounts required to compensate Agent, US Lender, the Reference Bank or any Participant with US Lender for any reasonable loss (other than loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such reasonable loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth in reasonable detail the basis for the determination of such amount necessary to compensate Agent, Lenders, Reference Bank or such Participant as aforesaid shall be delivered to a Borrower (or to PAI on behalf of Borrowers), together with the written demand referred to in the preceding sentence, and shall be conclusive, absent manifest error.

         (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent or US Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Agent, within ten (10) days after written demand by Agent (or Agent may, at its option, charge any loan account with respect to a Borrower maintained by Agent so as to increase the outstanding amount of the Loans to such Borrower) any amounts required to compensate US Lender, the Reference Bank or any Participant with US Lender for any reasonable loss (other than loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth in reasonable detail the basis for the determination of such amount necessary to compensate Agent, Lenders, Reference Bank or such Participant as aforesaid shall be delivered to a Borrower (or PAI on behalf of Borrowers), together with the written demand referred to in the preceding sentence, and shall be conclusive, absent manifest error.

     3.3 Fee Letter. Borrowers agree to pay to Agent for the benefit of Lenders as set forth therein the fees and other amounts set forth in the Fee Letter, dated of even date herewith, by Borrowers and Agent, in the amounts and at the times specified therein.


SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

         (a) Agent shall have received, in form and substance reasonably satisfactory to Agent, all assignments and such other documents as Agent may request to evidence and effectuate the assignment by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantors and the transfer and assignment by them of any interest in and to any assets and properties of Borrowers and any Obligor in connection with such financing arrangements, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC assignments for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Obligor, as debtor and PPSA assignments for all PPSA financing statements or hypothecs previously filed or registered by it or them or their predecessors, as secured party and any Borrower or Obligor, as debtor;

         (b) Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that US Lender has valid perfected and first priority security interests in and liens upon the Collateral of US Borrowers and Guarantors and Canadian Lender has a valid perfected and first priority security interests in and liens and first ranking hypothec upon the Collateral of Canadian Borrower subject only to the security interests and liens permitted herein or in the other Financing Agreements;

         (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have reasonably requested in connection therewith, such documents where reasonably requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

         (d) no material adverse change shall have occurred in the assets or business of Borrowers since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Obligor in any material respect to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

         (e) Agent shall have completed a field review of such of the existing Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through a date not more than three (3) Business Days prior to the date hereof (or such earlier date which is acceptable to Agent) and test counts of the Inventory in a manner reasonably satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be reasonably satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

         (f) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral of US Borrowers and Guarantors in favor of US Lender and the hypothecs, the security interests in and liens of Canadian Lender upon the Collateral of Canadian Borrower, or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by lessors, mortgagees and warehousemen;

         (g) the aggregate amount of the Excess Availability shall be not less than US$25,000,000, as of the date hereof, after giving effect to the initial Loans made or to be made and initial Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

         (h) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent on behalf of Lenders as loss payee;

         (i) Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letters of counsel(s) to Borrowers with respect to the Financing Agreements and the security interests, liens and hypothecs of Lenders with respect to the Collateral and such other matters as Agent may reasonably request (and including opinion letters of US counsel and Canadian counsel to Borrowers and Guarantors);

         (j) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

     4.2 Conditions Precedent to All Loans and Letter of Credit
Accommodations. Each of the following is an additional condition precedent to each Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

         (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

         (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which purports to enjoin, prohibit, restrain or otherwise affect the making of the Loans or providing the Letter of Credit Accommodations, or the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or has or could reasonably be expected to have a Material Adverse Effect;

         (c) no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Canadian Lender or any other Person in respect of Canadian Borrower or otherwise issued in respect of Canadian Borrower; and

         (d) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5. GRANT OF SECURITY INTEREST

         To secure payment and performance of all Obligations, each US Borrower hereby grants to US Lender, for itself and as agent for Canadian Lender, and confirms, reaffirms and restates its prior grant to US Lender (as assignee of Existing Lenders pursuant to the Assignment Agreement) of, and Canadian Borrower hereby grants to Canadian Lender, for itself and as agent for US Lender, and confirms, reaffirms and restates its prior grant to Canadian Lender (as assignee of Existing Lenders pursuant to the Assignment Agreement) of, a continuing security interest in, a lien upon, and a right of set off against, and each US Borrower hereby assigns to US Lender, for itself and as agent for Canadian Lender, and Canadian Borrower hereby assigns to Canadian Lender, as agent for itself and US Lender, as security the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):

         5.1 Accounts (whether or not Eligible Accounts); Contract Rights; any and all security deposits and other security held by or granted to such Borrower to secure payments from any and all persons who are or may become obligated to such Borrower under, with respect to, or on account of any Account or Contract Right; and all chattel paper and instruments evidencing, arising out of or relating to any obligations to such Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in this Section 5;

         5.2   Inventory (whether or not Eligible Inventory);

         5.3   General Intangibles;

         5.4 any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of such Borrower now or hereafter with Agent, any Lender or any Participant and any and all personal property of every kind or description of or in the name of such Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to such Borrower's credit on the books of, Agent, any agent or bailee for Agent, any Lender, or any Participant;

         5.5 assets or property of each Borrower (including any accounts, contract rights, chattel paper, documents, instruments, investment property, general intangibles, inventory, equipment, real property, and fixtures) acquired or constructed after (a) June 17, 1997 other than in the ordinary course of business which do not constitute PAI Senior Secured Note Collateral or PCI Senior Secured Note Collateral or (b) October 31, 1997 other than in the ordinary course business which do not constitute PCI Senior Secured Note Collateral, and in either case which do not constitute assets or property acquired or constructed in replacement, repair or improvement of any assets or property constituting PAI Senior Secured Note Collateral or PCI Senior Secured Note Collateral, provided, that, (i) the aggregate principal amount of the Obligations secured by such assets or property shall not exceed the original cost or purchase price of the assets or property so acquired (including the reasonable and customary costs of installation of such acquired assets) or constructed and (ii) in the case of Real Property such property will be subject to a mortgage or first priority lien or hypothec to and in favor of such Lender as Agent may specify, which mortgage, lien or hypothec shall be in a form and substance satisfactory to Agent;

         5.6 to the extent related to the property described in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.7 herein, all books, correspondence, credit files, records, invoices and other papers and documents, including without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of such Borrower or any computer bureau from time to time acting for such Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including business interruption insurance and any credit insurance;

         5.7 all products and proceeds (including but not limited to any Accounts or other proceeds arising from the sale or other disposition of any property described above, any returns of Inventory sold by such Borrower, and the proceeds of any insurance covering any of the property described above) of any of the foregoing; and

         5.8 as to Canadian Borrower only, a hypothec to and in favor of Canadian Lender (as agent for itself and US Lender) to the extent of the sum of Cdn.$90,000,000 in lawful money of Canada with interest thereon at the rate of twenty-five (25%) percent, with respect to all of its rights and interests to the Collateral.


SECTION 6. COLLECTION AND ADMINISTRATION

     6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to PAI, as agent for Borrowers, each month a statement setting forth the balance in Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent written adjustment by Agent or any Lender but shall, absent fraud, mistake or manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been given by Agent to PAI. In the event of a subsequent written adjustment to any such statement by Agent, Agent shall notify PAI (as agent for Borrowers) of such adjustment in writing and such adjustments shall be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated, except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date of notice of such written adjustment has been given by Agent to PAI. Until such time as Agent shall have rendered to Borrowers or PAI a written statement as provided above, the balance in a Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by such Borrower.

     6.3 Collection of Accounts.

         (a) Subject to the instructions to be delivered to Agent as described below, each Borrower shall establish and maintain, at its expense, such lockbox and related blocked accounts ("Blocked Accounts"), as Agent may specify, with such banks as are reasonably acceptable to Agent. Each Borrower shall direct its Account Debtors to directly remit to its lockbox all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The amounts received in the lockbox of each US Borrower shall be promptly deposited in a single Blocked Account held in the name of PAI in its capacity as agent on behalf of US Borrowers. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent and Lenders, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent or any Lender as Agent may from time to time designate for such purpose ("Payment Account"). Agent shall promptly instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as PAI may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Agent will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default shall exist or have occurred and be continuing, or (ii) Excess Availability shall be less than $15,000,000 and there are Loans or Letter of Credit Accommodations outstanding. In the event that at any time after Agent has instructed such depository banks to transfer such funds to the Payment Account, each of the conditions set forth in clauses (i) and (ii) above do not exist or have not occurred and are not continuing, upon PAI's written request, Agent shall instruct such depository banks to transfer the funds on deposit in such accounts to such operating bank account of Borrowers as PAI may specify in writing to Agent until such time as Agent is entitled to notify and shall notify the depository bank otherwise as provided above. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lenders in respect of the Obligations and therefore shall constitute the property of Lenders to the extent of the then outstanding Obligations.

         (2) In the event that Agent has notified the depository bank at which the Blocked Accounts are maintained to transfer the funds therein to the Payment Account pursuant to Section 6.3(a) above, for the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

         (b) Each Borrower and all of its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Agent and Lenders, receive, as the property of Lenders, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with a Borrower's own funds. Each Borrower agrees to reimburse Agent and Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent or any Lender's payments to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligation of Borrowers to reimburse Agent and Lenders for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent and Lenders may apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines, provided, that, so long as no Event of Default shall exist or have occurred and be continuing, (a) all such payments shall be applied to Obligations which are then due and payable before being applied to pay any Obligations which are not then due and payable; (b) all such payments shall be applied to Prime Rate Loans before being applied to Eurodollar Rate Loans; (c) all such payments by Canadian Borrower shall be applied to pay any Obligations of Canadian Borrower to Canadian Lender, provided, that, in the event that there are no such Obligations of Canadian Borrower then outstanding, Agent or Canadian Lender may hold any such payments as cash collateral for the Obligations on terms and conditions acceptable to Agent; (d) all such payments by US Borrowers shall be applied to pay any Obligations of US Borrowers to US Lender, provided, that, in the event that there are no such Obligations of US Borrowers then outstanding, Agent or US Lender may hold such payments as cash collateral for the Obligations on terms and conditions acceptable to Agent; and (e) all payments in respect of the Obligations of Canadian Borrower shall be applied first to Obligations denominated in the same currency as the payments received, provided, that, in the event that there are no such Obligations of Canadian Borrower then outstanding, Agent or Canadian Lender may hold such payments as cash collateral for the Obligations on terms and conditions acceptable to Agent. Subject to, and upon the terms and conditions contained herein, upon the request of a Borrower (or PAI on behalf of such Borrower), amounts received by Agent from such Borrower pursuant to the foregoing which are not applied to the Obligations (or held as cash collateral as provided herein) shall, upon the request of such Borrower received by Agent, be remitted to such Borrower, provided, that, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing. All payments received by Agent or any Lender shall be deemed first applied to Obligations in excess of the limitations on the amount of the Obligations secured by any item of Collateral pursuant to Section 5.5 hereof. Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower. Each Borrower shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim or defense of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent and such Lender. Each Borrower shall be liable to pay to Agent and Lenders, and does hereby indemnify and hold Agent or such Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5 Taxes.

         (a) Any and all payments by or on behalf of any Borrower or any Guarantor hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4, free and clear of and without deduction for any and all Taxes, excluding (i) income taxes imposed on the net income of any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a "Transferee") and (ii) franchise or similar taxes imposed on or determined by reference to the net income of any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof or (B) has its applicable lending office located. In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

         (b) If any Borrower or Guarantor shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

            (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii) such Borrower or Guarantor shall make such deductions and withholdings;

            (iii)such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) to the extent not paid to Agent and Lenders pursuant to clause
(i) above, such Borrower or Guarantor shall also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (c) Within thirty (30) days after the date of any payment by any Borrower or Guarantor of Taxes or Other Taxes, such Borrower or Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

         (d) Borrowers will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be). If Agent or such Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from any Borrower or Guarantor hereunder, so long as no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of Borrowers the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers or Guarantors under this Section 6.5 with respect to the Taxes or Other Taxes giving rise to such refund). If a Lender (or any Transferee) claims a tax credit in respect of any Taxes for which it has been indemnified by Borrowers or Guarantors pursuant to this Section 6.5, such Lender will apply the amount of the actual dollar benefit received by such Lender as a result thereof, as reasonably calculated by Lender and net of all expenses related thereto, to the Loans. If Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon PAI's request and at Borrowers' expense, provide such documents to PAI, in form and substance satisfactory to Agent, as PAI may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Agent, have a reasonable likelihood of resulting in any liability of Agent or any Lender).

         (e) In the event any Transferee is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") such Non-U.S. Lender shall deliver to PAI two (2) copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower or Guarantor and is not a controlled foreign corporation related to any Borrower or Guarantor (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments by Borrowers or Guarantors under this Agreement and the other Financing Agreements. Such forms shall be delivered by any Transferee that is a Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a Participant, on or before the date such Participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, a Non-U.S. Lender shall upon written notice from PAI promptly deliver such new forms as are required by the Code or the regulations issued thereunder to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 6.5(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 6.5(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) Borrowers and Guarantors shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to subsections (a) or (d) above to the extent that the (i) the obligation to withhold amounts with respect to United States Federal withholding tax was applicable on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, that, this subsection (f) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of Borrowers or Guarantors and (B) to the extent the indemnity payment or additional amounts any Transferee, acting through a New Lending Office, would be entitled to receive (without regard to this subsection
(f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of subsection (e) above.

         6.6 Authorization to Make Loans. Agent and each Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be any of the persons listed on Schedule 6.6 hereto or such other persons as any Borrower or Guarantor may at any time and from time to time designate in writing to Agent or any Lender to be authorized to request Loans or Letter of Credit Accommodations or, at the discretion of Agent or any Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day and, as to Loans, may be the same day as the date the request for such Loan is deemed to be received by Agent pursuant to the terms hereof) and the amount of the requested Loan. Requests received after 11:00 a.m. Dallas time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower (or PAI) or otherwise disbursed or established in accordance with the instructions of any Borrower (or PAI on its behalf) or in accordance with the terms and conditions of this Agreement. All Loans and Letter of Credit Accommodations provided to US Borrowers (or PAI on behalf of such Borrowers) shall be in or denominated in US Dollars and shall be disbursed only to bank accounts in the United States of America and all Loans or Letter of Credit Accommodations provided to Canadian Borrower (or PAI on behalf of Canadian Borrower) shall be in or denominated in either Canadian Dollars or US Dollars as Canadian Borrower (or PAI as agent on behalf of Canadian Borrower) may specify, except as Canadian Lender may other specifically agree in writing and shall be disbursed only to bank accounts in Canada.

         6.7 Appointment of Agent for Requesting Loans and Receipts of Loans and Statements.

             (a) Each Borrower hereby irrevocably appoints and constitutes PAI as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from a Lender in the name or on behalf of such Borrower. Subject to the terms and conditions contained herein, Lenders may disburse the Loans to such bank account of a Borrower or PAI or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as PAI may designate or direct, without notice to any other Borrower or Obligor.

             (b) PAI hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7, PAI shall ensure that the disbursement of any Loans to each Borrower





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


requested by or paid to PAI or the issuance of any Letter of Credit Accommodations for a Borrower hereunder shall be paid to or for the account of such Borrower.

             (c) Each Borrower hereby irrevocably appoints and constitutes PAI as its agent to receive statements on account and all other notices from Agent or any Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

             (d) No purported termination of the appointment of PAI as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

         6.8 Use of Proceeds. All Loans made or Letter of Credit Accommodations provided by or on behalf of a Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting.

             (a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

                 (i) on a weekly basis or more frequently as Agent may request, a schedule of sales made, credits issued and cash received, provided, that, (A) if at any time after March 31, 2000, each of the following conditions is satisfied, as determined by Agent in good faith, Borrowers shall only be required to provide Agent with such schedules once each month (in a form and detail satisfactory to Agent): (1) the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (2) no Loans shall have been outstanding for ten (10) consecutive days, and (3) no Event of Default or act, condition or event which with notice or passage shall exist or have occurred and be continuing and (B) in the event that Borrowers have been providing such reports on a monthly basis, not less than two (2) Business Days prior to the date of any Loan or Letter of Credit Accommodation requested by or on behalf of any Borrower, notwithstanding anything to the contrary contained in clause (i)(A) above, Agent shall have received such schedules with information as of the last day of the immediately preceding week;

                 (ii) on a monthly basis or more frequently as Agent may in good faith request, (A) agings of accounts payable (including the status of payments to owners and lessors of the leased premises of Borrowers and warehouses and processors used by Borrowers), (B) agings of accounts receivable (together with a reconciliation to the previous month's aging and to its general ledger), and
(C) perpetual inventory reports by category and location;

                 (iii) on a monthly basis or more frequently as Agent may in good faith request, with respect to each category of Inventory, (A) a schedule specifying the average cost basis and average selling price of such category of Inventory, and (B) projections of the anticipated average cost basis and average selling price of each category of Inventory for each of the immediately succeeding three (3) months;

                 (iv) upon Agent's request in good faith, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers, and (D) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month; and

                 (v) such other reports as to the Collateral as Agent or any Lender shall reasonably request from time to time.

             (b) If any of Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Accounts Covenants.

             (a) Each Borrower shall notify Agent promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to such Borrower's or Guarantor's knowledge, would be reasonably likely to cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension, or agreement with respect to any credit, discount, allowance or extension, shall be granted by any Borrower to any Account Debtor without Agent's consent, except in the ordinary course of such Borrower's business consistent with the practices of such Borrower as of the date hereof and as to any such agreement so long as Agent shall have received notice thereof to the extent required under Section 7.1 above. So long as no Event of Default exists or has occurred and is continuing, each Borrower in its discretion shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

             (b) Without limiting the obligation of Borrowers to deliver any other information to Agent, Borrowers shall promptly report to Agent any return of Inventory by any one Account Debtor if the Inventory so returned in such case has a value in excess of $100,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any Account Debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request, (i) hold the returned Inventory in trust for Lenders, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent's instructions in good faith, and (iv) not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

             (c) With respect to each Account: (i) the amounts shown on any invoice or schedule thereof delivered to Agent shall be true and complete (other than as to de minimis amounts), (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement,
(iii) except as reported to Agent in accordance with the terms hereof, no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers consistent with the practices of Borrowers as of the date hereof, (iv) except as reported to Agent in accordance with the terms hereof, there shall be no setoff, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto, (v) none of the transactions giving rise thereto will violate any applicable Federal, State, Provincial, district, county or local laws or regulations in any material respect, all documentation relating thereto will be legally sufficient in all material respects under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

             (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

             (e) Each Borrower shall deliver or cause to be delivered to Agent or such Lender as Agent may specify, immediately upon such Borrower's receipt thereof, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments constituting Collateral which such Borrower now owns or may at any time hereafter acquire (i) prior to an Event of Default, if the aggregate amount of all such chattel paper and instruments equals or exceeds $250,000 and (ii) after an Event of Default, all such chattel paper and other instruments regardless of the amount thereof, except as Agent may otherwise agree.

             (f) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all Account Debtors or other obligors in respect thereof that the Accounts have been assigned to a Lender and that such Lender has a security interest therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Agent or such Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent or any Lender may in good faith deem necessary or desirable for the protection of its or their interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any Account Debtor or other obligor shall state that the Accounts and such other obligations have been assigned to such Lender and are payable directly and only to Agent or such Lender and each Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping in all material respects correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory of such Borrower at least once each year, but at any time or times as Agent may request on or after an Event of Default and for so long as the same is continuing, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location of such Borrower set forth or permitted herein to another such location of such Borrower or any other Borrower (so long as a financing statement between US Lender, as secured party (as to assets of US Borrowers) or Canadian Lender, as secured party (as to assets of Canadian Borrower), and such other Borrower, as debtor, covering such Inventory has previously been recorded in the appropriate governmental offices of the jurisdiction of such location); (c) upon Agent's request, Borrowers shall, at their expense, no more than three (3) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default and for so long as the same is continuing, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders, and upon which Agent and Lenders are expressly permitted to rely; (d) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (e) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory, except for liabilities incurred by a Lender due to acts or omissions of such Lender which constitute gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction; (f) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory (except for the right of return of customers for Inventory which is defective or non-conforming); (g) each Borrower shall keep the Inventory in good and marketable condition (other than obsolete Inventory); and (h) each Borrower shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment Covenants. With respect to the Equipment: (a) each Borrower shall keep the Equipment in good order, repair and condition (ordinary wear and tear and obsolete Equipment excepted) consistent with the practices of such Borrower as of the date hereof; (b) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; and (c) each Borrower shall not remove any Equipment constituting Collateral from the locations set forth or permitted herein, except to the extent necessary to have any such Equipment repaired or maintained in the ordinary course of business of such Borrower or to move Equipment directly from one location of a Borrower set forth or permitted herein to another such location of such or any other Borrower (so long as if such Equipment constitutes part of the Collateral, a financing statement between US Lender, as secured party (as to assets of US Borrowers) or Canadian Lender, as secured party (as to assets of Canadian Borrower), and such other Borrower, as debtor, covering such Equipment has previously been recorded in the appropriate governmental offices of the jurisdiction of such location) and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business.

         7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing, (i) demand payment on Accounts or other proceeds of Inventory or other







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


Collateral, (ii) enforce payment of Accounts or other Collateral by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account or other Collateral upon such terms, for such amount and at such time or times as the Agent deems advisable, settle, adjust, compromise, extend or renew on Account, (v) discharge and release any Account, prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document in connection with the Collateral against an Account Debtor, (vi) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, and open all mail addressed to such Borrower and handle and store all mail relating to any of the Collateral and make available for Borrowers to obtain all other mail at the offices of Agent or such other reasonable location as Agent may specify for such purpose, and (vii) do all acts and things which are necessary, in Agent's good faith determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment constituting Collateral or in respect of Collateral or proceeds thereof received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender to the extent Agent has notified the depository bank at which the Blocked Accounts are maintained to transfer funds in the Blocked Accounts to the Payment Account, (ii) have access to any lockbox or postal box into which such Borrower's mail relating to any of the Collateral or which Agent believes may be related to Collateral is deposited, (iii) endorse such Borrower's name upon any items of payment constituting Collateral or proceeds thereof at any time received by or on behalf of Agent or any Lender and deposit the same in Agent's or a Lender's account for application to the Obligations,
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through US Customs or Canadian Customs, as applicable, in such Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, (vi) sign such Borrower's name on any verification of Accounts and notices thereof to Account Debtors and other obligors in respect thereof and (vii) execute in such Borrower's name and file any PPSA financing statements or UCC financing statements or amendments thereto. Each Borrower hereby releases Agent and each Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of a Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Agent may, at its option, (a) upon notice to any Borrower (or PAI), cure any default by such Borrower under any material agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Agent or any Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Agent or any Lender hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is reasonably necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. A Lender may add any amounts so expended to the Obligations and charge any loan account with respect to a Borrower maintained by Agent so as to increase the amount of Loans outstanding. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense of Borrowers, (a) Borrowers and Guarantors shall provide Agent or its designee with complete access to all premises of Borrowers and Guarantors during normal business hours and after reasonable notice to any Borrower or PAI, or at any time and without notice to any Borrower or PAI if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Borrower's and Guarantor's books and records, including, without limitation, the Records, and
(b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) Agent or its designee may use during normal business hours such of each Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (provided, that, Borrowers and Guarantors shall make such personnel, equipment, supplies and premises available to Agent, any Lender or its designee in such manner so as to minimize any interference with the operations of Borrowers and Guarantors and so as to enable Agent, such Lender or designee to comply with applicable health and safety procedures and regulations) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES

         Each Borrower and Guarantor hereby jointly and severally represents and warrants to Agent and each Lender the following (which shall survive the execution and delivery of this Agreement).

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state or province of incorporation and is duly qualified as a foreign or extra-provincial corporation and in good standing in all states, provinces, or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, and where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Financing Agreements to which it is a party and the transactions contemplated hereunder and thereunder are all within each Borrower's or Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or in any material respect of any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or Guarantor or its property are bound (including, without limitation, the PCI Senior Secured Note Indenture, the PAI Senior Secured Note Indenture, the June 1997 Term Loan Agreement, the October 1997 Term Loan Agreement, the Seller Notes, and the TC Notes). This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrowers and Guarantors do not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers and Guarantors which have been or may hereafter be delivered by Borrowers or Guarantors to Agent or any Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes), and fairly present in all material respects the financial condition and the results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers or Guarantors to Agent or any Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities and condition, financial or otherwise of Borrowers and Guarantors, since the date of the most recent audited financial statements furnished by Borrowers or Guarantors to Agent and Lenders prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. Subject to the right of each Borrower and Guarantor to establish new locations and new chief executive offices in accordance with Section 9.2 below, the chief executive office of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the addresses set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers or Guarantors and sets forth the owners and/or operators thereof.

         8.4 Priority of Liens; Title to Properties. The hypothecs, security interests and liens granted to Lenders under this Agreement and the other Financing Agreements constitute valid and perfected first ranking hypothec and first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, hypothecs, prior claims, encumbrances or charges of any kind, except those granted to Lenders and such others as are specifically listed on Schedule
8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes of each Borrower and Guarantor whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against or involving any Borrower or Guarantor, or its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower or Guarantor would reasonably be expected to have a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws. Each Borrower and Guarantor is not in default under, or in violation of any of the terms of, any agreement, indenture, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect. Each Borrower and Guarantor is in compliance with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and





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


orders of any foreign, Federal, Provincial, State or local Governmental Authority where the failure to so comply would have a Material Adverse Effect.

         8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of each Borrower or Guarantor to establish new accounts in accordance with Section 9.13 below.

         8.9 Environmental Compliance.

             (a) Except as set forth on Schedule 8.9 hereto, each Borrower and Guarantor does not, and does not permit any Subsidiary to, generate, use, store, treat, transport, manufacture, handle, produce or dispose of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law then in effect or any license, permit, certificate, approval or similar authorization issued to, or applicable to, such Borrower, Guarantor or Subsidiary thereunder where the violation has or would reasonably be expected to have a Material Adverse Effect, and the operations of each Borrower and Guarantor and such Subsidiary comply with all Environmental Laws as then in effect and all licenses, permits, certificates, approvals and similar authorizations thereunder where the failure to so comply would have or would reasonably be expected to have a Material Adverse Effect.

             (b) Except as set forth on Schedule 8.9 hereto, there is no investigation or proceeding or written complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person pending or to the best of each Borrower's and Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor where such non-compliance has or would reasonably be expected to have a Material Adverse Effect or the release, spill or discharge of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter in violation of any Environmental Law, which is applicable to any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials which has or would reasonably be expected to have a Material Adverse Effect.

             (c) Except as set forth in Schedule 8.9, no Borrower or Guarantor has material liability in connection with a release, spill or discharge of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

             (d) Each Borrower and Guarantor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower or Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect where the failure to have any of the foregoing would have a Material Adverse Effect.

         8.10 Employee Benefits.

             (a) As to any employee benefit plan of any Borrower, Guarantor or ERISA Affiliate, other than the Canadian Pension Plan, (i) no Borrower or Guarantor has engaged in any transaction in connection with which any Borrower, Guarantor or ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which penalty or tax is greater than US$500,000, (ii) no liability in excess of US$500,000 to the Pension Benefit Guaranty Corporation has been, or is expected by any Borrower or Guarantor to be, incurred with respect to any employee benefit plan of any Borrower, Guarantor or ERISA Affiliate, (iii) there has been no reportable event (within the meaning of Section 4043(b) of ERISA), or any other event or condition, with respect to any employee benefit plan of any Borrower, Guarantor or ERISA Affiliate which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation, (iv) full payment has been made of all amounts which any Borrower, Guarantor or ERISA Affiliate is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, (v) no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, greater than US$5,000,000 exists with respect to any employee benefit plan maintained by a Borrower, Guarantor or ERISA Affiliate, (vi) the current value of all vested accrued benefits under each employee benefit plan maintained by a Borrower or Guarantor that is subject to Title IV of ERISA does not exceed the current value of the assets of such plan by more than US$5,000,000 (the terms "current value" and "accrued benefit" have the meanings specified in ERISA), and (vii) except as set forth on Schedule
8.10 hereto, no Borrower, Guarantor, or any ERISA Affiliate, is or has ever been obligated to contribute to any "multi-employer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

             (b) With respect to any Canadian Pension Plan, except as otherwise set forth on Schedule 8.10 hereto, (i) the Canadian Pension Plan is duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all obligations of any Borrower or Guarantor (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plan or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement,
(iii) all contributions or premiums required to be made by any Borrower or Guarantor to the Canadian Pension Plan have been made in a timely fashion in accordance with the terms of the Canadian Pension Plan and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plan required to be made by way of authorized payroll deduction have been properly withheld by any Borrower or Guarantor and fully paid into the Canadian Pension Plan in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plan required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Canadian Pension Plan,
(vii) no amount is owing by the Canadian Pension Plan under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plan is fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles) and (ix) to the best of the knowledge of each Borrower and Guarantor, the Canadian Pension Plan is not the subject of an investigation, any other proceeding, an action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

         8.11 Capitalization.

              (a) All of the issued and outstanding: (i) shares of Capital Stock of PAI are directly and beneficially owned and held by Parent, (ii) shares of Capital Stock of All-Pure, Imperial, PCI Carolina, Canadian Borrower, PCAC, East and Licensing are directly and beneficially owned and held by PAI, except that the shares of PCAC and All-Pure are pledged as collateral as permitted under
Section 9.9(i) hereof, (iii) shares of Capital Stock of TCH are directly and beneficially owned and held by All-Pure, (iv) shares of Capital Stock of TCP are directly and beneficially owned and held by TCH, (v) shares of Capital Stock of Kemwater are directly and beneficially owned and held by Imperial, (vi) shares of Capital Stock of BMPC and Pioneer Chlor Alkali International, Inc. are directly and beneficially owned and held by PCAC, and in each case all of such shares referred to above have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent.

              (b) Each Borrower is, as of the date hereof, Solvent after the creation of the Obligations, the security interests of Lenders and the other transactions contemplated hereunder.

         8.12 Intellectual Property. Schedule 8.12 sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license to use any Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof. Schedule 8.12 also sets forth all trademarks, patents, industrial designs and copyrights of each Borrower and Guarantor which are registered with the U.S. Patent and Trademark Office or Canadian Intellectual Property Office. No trademark, service-mark, logo or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person or owned by such Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lenders is used in connection with the billing or collection of the Accounts or any other Collateral or affixed to or otherwise used in connection with the sale of any Inventory. Each Borrower owns or licenses all Intellectual Property and other rights with respect thereto, which are necessary for the operation of its business as presently conducted or proposed to be conducted. To the best of the knowledge of each Borrower and Guarantor, no product, process, method, substance, or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other Intellectual Property owned by any other Person and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such product, process, method, substance or other Intellectual Property.

         8.13 Interrelated Businesses. PAI is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of All-Pure, Imperial, PCI Carolina, Canadian Borrower, PCAC, East and Pioneer Licensing, except that the shares of PCAC and All-Pure are pledged as collateral as permitted under Section 9.9(i) hereof. All-Pure is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of TCH. TCH is the direct and beneficial owner and holder of all of the outstanding shares of Capital Stock of TCP. Imperial is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of Kemwater. PCAC is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of BMPC. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Certain of Borrowers and Guarantors render services to or for the benefit of other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers and Guarantors (other than East) have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise.

         8.14 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender pursuant to this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances under which they were made. No event or circumstance has occurred which has had or would reasonably be expected to have a Material Adverse Affect which has not been accurately disclosed to Agent and Lenders in writing.

         8.15 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agents and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent and Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers or Guarantors shall now or hereafter give, or cause to be given, to Agent or any Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto (other than pursuant to a merger permitted hereunder or, the sale of the assets or Capital Stock of Kemwater permitted hereunder or the sale of the Capital Stock of BMPC permitted hereunder) and maintain in full force and effect all permits, licenses, trademarks, tradename, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Agent fifteen (15) days' prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower or Guarantor shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State or the appropriate Governmental Authority of the Province of the jurisdiction of incorporation of such Borrower or Guarantor as soon as it is available.

         9.2 New Collateral Locations. Each Borrower and Guarantor may open any new location or establish a new chief executive office within the continental United States or Canada provided such Borrower or Guarantor (a) gives Agent fifteen (15) days' prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect the interests of Agent and any Lender in the Collateral at such location, including UCC financing statements, PPSA financing statements and hypothecs.

         9.3 Compliance with Laws, Regulations, Etc.

             (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State, Provincial, district, county, or local Governmental Authority applicable to it, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Employment Standards Act (Ontario), the Occupational Health and Safety Act (Ontario) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws where the failure to so comply has or would reasonably be expected to have a Material Adverse Effect.

             (b) Each Borrower and Guarantor shall establish and maintain, at its expense, a system to monitor its continued compliance in all material respects with all Environmental Laws in all of its operations. Upon Agent's request, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower and Guarantor to Agent. Borrowers and Guarantors shall take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

             (c) Borrowers and Guarantors shall give prompt written notice to Agent upon a Borrower's or Guarantor's receipt of any notice of, or a Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge of any Hazardous Material other than in accordance with applicable Environmental Laws or (ii) any investigation or proceeding, or written complaint, order, directive, claims, citation or notice, with respect to: (A) any material non-compliance with or violation of any Environmental Law by a Borrower or Guarantor or (B) the material release, spill or discharge of any Hazardous Material other than in accordance with applicable Environmental Laws or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials other than in accordance with applicable Environmental Laws in all material respects or (D) any other environmental, health or safety matter, which applies to a Borrower or Guarantor with respect to business, operations or assets or any properties at which a Borrower or Guarantor transported, stored or disposed of any Hazardous Materials which has or would reasonably be expected to have a Material Adverse Effect.

             (d) Without limiting the generality of the foregoing, whenever Agent determines in good faith that there is material non-compliance with applicable Environmental Laws, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance with any Environmental Law, such Borrower or Guarantor shall, at Agent's request and such Borrower's or Guarantor's expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where such Borrower's or Guarantor's material non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

             (e) Each Borrower and Guarantor shall indemnify and hold harmless Agent and each Lender, their respective directors, officers, employees, agents, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material with respect to any property of any Borrower or Guarantor, including the costs of any required or necessary repair, cleanup or other remedial work and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges, the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books.

         9.5 Insurance. Each Borrower and Guarantor shall, at all times, maintain, or cause to be maintained, with reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent, on behalf of Lenders, is authorized, but not required, to obtain such insurance at the expense of Borrowers. All such policies shall provide for at least thirty (30) days' prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for any Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Agent, on behalf of Lenders, to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent for the benefit of Lenders as their respective interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by Borrowers, Guarantors or any of their Affiliates.

         9.6 Financial Statements and Other Information.

             (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers and Guarantors and their Subsidiaries in accordance with GAAP and Borrowers and Guarantors shall furnish or cause to be furnished to Agent: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity on a consolidated basis) and unaudited consolidating balance sheets and income statements (it being understood that such consolidating balance sheet and income statements will be prepared for (A) PAI, (B) Canadian Borrower, (C) PCI Carolina, (D) PCAC, (E) All-Pure (consolidated with TCP), (F) Kemwater and (G) all other Borrowers and Guarantors as a whole), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of PAI and its Subsidiaries as of the end of and through such fiscal month, (ii) within ninety
(90) days after the end of each fiscal year, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity on a consolidated basis), and the accompanying notes thereto, and unaudited consolidating financial statements of PAI and its Subsidiaries (as described in clause (a)(i) above), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of PAI and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public or chartered accountants, as appropriate, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of PAI and its Subsidiaries as of the end of and for the fiscal year then ended and (iii) within thirty (30) days after the end of each fiscal quarter, the amount of the Fixed Charge Coverage Ratio of PAI and its Subsidiaries for the two (2) full immediately preceding fiscal quarters showing the manner of the calculation thereof in such detail as Agent may require, together with the certificate of a senior executive officer of PAI, in form and substance satisfactory to Agent as to the accuracy and completeness of such calculation.

             (b) Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) the intention of any Borrower to cease or suspend production or operations at any plant or facility, either temporarily or permanently, (ii) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which would result in a Material Adverse Effect and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

             (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange, the National Association of Securities Dealers, Inc. or any Canadian securities commission or exchange.

             (d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantors to any court or other Governmental Authority or to any Participant or assignee or prospective Participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent or any Lender, at Agent's or any Lender's expense, copies of the financial statements of Borrowers and Guarantors and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantors, provided, that, Agent shall not exercise its right to obtain such information and materials from the accountants or auditors unless Borrowers or Guarantors have failed to provide such information and materials to Agent and Lenders promptly upon the request of Agent. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Borrowers to Agent in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

             (a) merge into or with or consolidate or amalgamate with any other Person or permit any other Person to merge into or with or consolidate or amalgamate with it, except, that, any Borrower or Guarantor may merge with and into or consolidate with any other Borrower or Guarantor, provided, that, each of the following conditions is satisfied as determined by Agent in good faith:
(i) Agent shall have received not less than ten (10) days' prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Agent may reasonably request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (iii) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the net worth of each of the entities involved in such merger or consolidation immediately prior to such transaction or series of transactions (as reduced for reasonable and customary costs and expenses incurred directly in connection therewith so long as such costs and expenses are not material), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance reasonably satisfactory to Agent, and execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith; or

             (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person except, for,

                 (i) sales of Inventory in the ordinary course of business,

                 (ii) the sale or other disposition of Equipment so long as (A) except to the extent constituting proceeds of PAI Senior Secured Note Collateral or PCI Senior Secured Note Collateral, any proceeds are paid to Agent (for the account of Lenders) for application to the Obligations in accordance with the terms hereof to the extent any Obligations are then outstanding (other than Letter of Credit Accommodations), (B) such sales do not involve Equipment having an aggregate fair market value in excess of US$1,000,000 for all such Equipment disposed of in any fiscal year of Borrowers or involve Equipment that is obsolete or wornout, and (C) such sales do not have a Material Adverse Effect;

                 (iii) the sale by PCAC of its interest in Sagauro Power Company or in BMPC (or any water rights available in excess of the requirements of the Henderson, Nevada facility of PCAC, either in conjunction with or separate from the sale of its interests in Sagauro Power Company or BMPC), provided, that, (A) as to any such sale each of the following conditions is satisfied as determined by Agent in good faith: (1) Agent shall have received not less than ten (10) Business Days' prior written notice of the proposed sale by PCAC of such interest, which notice shall specify the parties to any proposed agreement with respect thereto and the total amount of all cash or other proceeds which it is anticipated will be received by PCAC with respect to such sale and such other matters as Agent may request, (2) all proceeds are paid to Agent (for the account of Lenders) for application to the Obligations in accordance with the terms hereof to the extent any Obligations are then outstanding (other than Letter of Credit Accommodations), (3) each such sale shall be on commercially reasonable prices and terms in a bona fide arms'-length transaction with a person that is not an Affiliate, and (4) as of the date of such sale and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (B) so long as each of the conditions set forth in clause (A) above are satisfied as determined by Agent, as to each such sale, Agent shall upon the written request of PAI, at the expense of Borrowers, execute and deliver to PAI such partial releases, in form and substance satisfactory to Agent, to evidence the release of any such assets so sold by PCAC from the security interests granted by PCAC to US Lender under this Agreement, such release to only be effective upon the consummation of such sale and the satisfaction of each of the conditions set forth in clause (A) above with respect thereto; or

                 (iv) the sale by Imperial of all of the issued and outstanding shares of Capital Stock of Kemwater or the sale by Kemwater of all or substantially all of its assets, provided, that, (A) as to any such sale, each of the following conditions is satisfied as determined by Agent in good faith:
(1) Agent shall have received not less than ten (10) Business Days' prior written notice of the proposed sale, which notice shall specify the parties to any proposed agreement with respect thereto and the total amount of all cash or other proceeds which it is anticipated will be received with respect to such sale and such other matters as Agent may request, (2) all proceeds are paid to Agent (for the account of Lenders) for application to the Obligations in accordance with the terms hereof to the extent any Obligations are then outstanding (other than Letter of Credit Accommodations), (3) as of the date of such sale, the Excess Availability for each of the immediately preceding ten
(10) consecutive days shall have been not less than $20,000,000, and after giving effect to such sale, Excess Availability shall be not less than $20,000,000, (4) each such sale shall be on commercially reasonable prices and terms in a bona fide arms'-length transaction with a person that is not an Affiliate, and (5) as of the date of such sale and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

                 (v) the licensing by Pioneer Licensing or East of Intellectual Property owned by it to any Borrower or other person, provided, that, as to any such license: (A) any rights of such Borrower or other person shall be subject to the rights of Agent and Lenders in such Intellectual Property (including the rights of Agent and Lenders to use such Intellectual Property as provided in
Section 10.2 hereof), (B) such license shall not impair, hinder or otherwise adversely affect the rights of Agent and Lenders with respect to such Intellectual Property and (C) such license as to any Borrower shall be consistent with the reasonable requirements of such Borrower in the ordinary course of its business and on terms no less favorable to such Borrower then Borrower would otherwise be able to obtain from any person which is not an Affiliate (assuming for this purpose that such other person were the owner of the Intellectual Property subject to such license);

                 (vi) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof, provided, that, (A) such Borrower or Guarantor shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, unless otherwise permitted in Section 9.11 hereof, (B) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that limit the right of such Borrower to request or receive Loans or Letter of Credit Accommodations or to amend or






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modify any of the terms and conditions of this Agreement or any of the other
Financing Agreements or otherwise in any way relate to or affect the arrangements of any Borrower or Guarantor with Agent and Lenders or are more restrictive or burdensome to such Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, and (C) as of the date of such issuance and sale and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

                 (vii) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to a stock option plan or 401(k) plan of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock option plan or 401(k) plan which would result in a Change of Control or other Event of Default;

                 (viii) any sale transaction required under the terms of the Contingent Payment Agreement as in effect on the date hereof (a true, correct and complete copy of which, including all schedules and exhibits thereto, has been delivered to Agent prior to the date hereof);

                 (ix) any sale of any other assets of any Borrower, other than the Collateral, not otherwise permitted under this Section 9.7(b), provided, that, as to any such sale, each of the following conditions is satisfied, as determined by Agent in good faith: (A) the aggregate value of the assets sold shall not exceed US$5,000,000, (B) all proceeds are paid to Agent (for the account of Lenders) for application to the Obligations to the extent any Obligations are then outstanding (other than Letter of Credit Accommodations),
(C) such sale shall be on commercially reasonable prices and terms in a bona fide arms'-length transaction with a person that is not an Affiliate, (D) such sale does not have a Material Adverse Effect, and (E) as of the date of each such sale and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

             (c) wind up, liquidate or dissolve (other than pursuant to a merger permitted hereunder); or

             (d) agree to do any of the foregoing.

         9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, hypothecation, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

             (a) liens and security interests of US Lender with respect to the assets of US Borrowers and Guarantors and hypothecs, liens and security interests of Canadian Lender with respect to the assets of Canadian Borrower;

             (b) liens securing the payment of taxes or other governmental charges, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

             (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's business (including carriers', warehousemen's, materialmen's and mechanics' liens) to the extent: (i) such liens secure Indebtedness or obligations which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being






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contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

             (d) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the practices of Borrowers and Guarantors as of the date hereof;

             (e) pledges and deposits of cash by Borrowers after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), and other similar obligations in each case in the ordinary course of business consistent with the practices of Borrowers and Guarantors as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to Agent;

             (f) liens arising from (i) operating leases and the precautionary UCC or PPSA financing statement filings or registrations in respect thereof and
(ii) equipment or other materials which are not owned by a Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrowers and the precautionary UCC or PPSA financing statement filings in respect thereof;

             (g) zoning restrictions, easements, reservations, exceptions, encroachments, rights of way, licenses, covenants, servitudes and other restrictions or encumbrances affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the businesses of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

             (h) purchase money security interests with respect to Equipment (including Capital Leases) and purchase money mortgages on Real Property (including improvements thereto) arising after the date hereof and hypothecs arising exclusively in connection with the purchase of Equipment or Real Property arising after the date hereof, in the aggregate for Borrowers not to exceed US$20,000,000 so long as such security interests, mortgages and hypothecs do not apply to any property of Borrowers other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

             (i) the security interest in, and mortgage and lien upon, the PAI Senior Secured Note Collateral to secure the Indebtedness of PAI evidenced by or arising under the PAI Senior Secured Notes and the June 1997 Term Loan Agreement, in each case permitted under Section 9.9 below and to secure the Indebtedness of the PAI Senior Secured Note Guarantors evidenced by or arising under their guarantees of such Indebtedness of PAI permitted under Section 9.10 below and any security interests, mortgages or liens on such collateral to secure Refinancing Indebtedness with respect thereto permitted hereunder;

             (j) the security interests in, and mortgage and lien upon, the PCI Senior Secured Note Collateral to secure the Indebtedness of Canadian Borrower evidenced by or arising under the PCI Senior Secured Notes permitted under
Section 9.9 below, and to secure the Indebtedness of PAI evidenced by or




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arising under the October 1997 Term Loan Agreement, and to secure the
Indebtedness of the PCI Senior Secured Note Guarantors evidenced by or arising under their guarantees of such Indebtedness of Canadian Borrower permitted under
Section 9.10 below and any security interests, mortgages or liens on such collateral to secure Refinancing Indebtedness with respect thereto permitted hereunder;

             (k) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that,
(i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (iii) a stay of enforcement of any such liens is in effect;

             (l) liens and security interests to secure Refinancing Indebtedness to the extent permitted under Section 9.9 below; and

             (m) prior claims, hypothecs, security interests and liens in existence on the date hereof which are set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except for (each of which shall be given independent effect):

             (a) the Obligations;

             (b) purchase money Indebtedness (including Capital Leases) to the extent incurred or secured by liens (including Capital Leases and hypothecs) permitted under Section 9.8(h) hereof;

             (c) Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries arising pursuant to loans or guarantees permitted under
Section 9.10 hereof;

             (d) Indebtedness of PAI evidenced by or arising under the PAI Senior Secured Notes, the June 1997 Term Loan Agreement and the October 1997 Term Loan Agreement, in each case as in effect on the date hereof, provided, that:

                 (i) the aggregate principal amount of the Indebtedness evidenced by or arising under the PAI Senior Secured Notes shall not exceed US$200,000,000, the aggregate principal amount of the Indebtedness evidenced by or arising under the June 1997 Term Loan Agreement shall not exceed US $100,000,000, and the aggregate principal amount of the Indebtedness evidenced by or arising under the October 1997 Term Loan Agreement shall not exceed US $83,000,000, in each case, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the PAI Senior Secured Notes, the June 1997 Term Loan Agreement or the October 1997 Term Loan Agreement, respectively, as each is in effect on the date hereof,

                 (ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except, that, (A) PAI may make regularly scheduled






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payments of interest in respect of such Indebtedness when due in accordance with the terms of the PAI Senior Secured Notes, and regularly scheduled payments of principal and interest when due in accordance with the terms of the June 1997 Term Loan Agreement and the October 1997 Term Loan Agreement, each as in effect on the date hereof, (B) PAI or any PAI Senior Secured Note Guarantor may make mandatory repurchases of the PAI Senior Secured Notes as a result of a Change of Control to the extent required under the terms of the PAI Senior Secured Note Indenture (as in effect on the date hereof), as to the PAI Senior Secured Notes, or under the June 1997 Term Loan Agreement (as in effect on the date hereof) as to the Indebtedness arising thereunder, or under the October 1997 Term Loan Agreement (as in effect on the date hereof), as to the Indebtedness arising thereunder, and (C) PAI may make payments to the extent permitted under clause
(iii)(B) below,

                 (iii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the PAI Senior Secured Notes, the PAI Senior Secured Note Indenture, the June 1997 Term Loan Agreement, or the October 1997 Term Loan Agreement, or any agreements, documents or instruments related to any of the same, except that PAI may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of any of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except that PAI may redeem or retire such Indebtedness with proceeds of Refinancing Indebtedness with respect thereto permitted in this Section 9.9, and

                 (iv) Borrowers and Guarantors shall furnish to Agent all notices or demands concerning such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

             (e) Indebtedness of Canadian Borrower evidenced by or arising under the PCI Senior Secured Notes as in effect on the date hereof, provided, that:

                 (i) the aggregate principal amount of such Indebtedness shall not exceed US $175,000,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the PCI Senior Secured Notes as in effect on the date hereof,

                 (ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except, that, (A) Canadian Borrower may make regularly scheduled payments of interest in respect of such Indebtedness when due in accordance with the terms of the PCI Senior Secured Notes as in effect on the date hereof, (B) Canadian Borrower or any PCI Senior Secured Note Guarantor may make mandatory repurchases of the PCI Senior Secured Notes as a result of a Change of Control to the extent required under the





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terms of the PCI Senior Secured Note Indenture as in effect on the date hereof and (C) Canadian Borrower may make payments to the extent permitted under clause
(iii)(B) below,

                 (iii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the PCI Senior Secured Notes, the PCI Senior Secured Note Indenture or any related agreements, documents or instruments, except that Canadian Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except that Canadian Borrower may redeem or retire such Indebtedness with proceeds of Refinancing Indebtedness with respect thereto permitted in this Section 9.9, and

                 (iv) Borrowers and Guarantors shall furnish to Agent all notices or demands concerning such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

             (f) Indebtedness of All-Pure evidenced by or arising under the TC Notes as in effect on the date hereof, provided, that:

                 (i) the aggregate amount of such Indebtedness shall not exceed US$4,500,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the TC Notes as in effect on the date hereof,

                 (ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that (A) All-Pure may make regularly scheduled payments of interest in respect of such Indebtedness when due in accordance with the terms of the TC Notes as in effect on the date hereof, and All-Pure may pay the entire principal amount owing in respect of such Indebtedness on July 31, 2001, or such later date as all such Indebtedness may be due in accordance with terms of the TC Notes, provided, that, in each case as to any such payment, (1) no Event of Default as a result of the failure of any Borrower or Guarantor to make any payment due hereunder shall exist or have occurred or (2) no other Event of Default shall exist or have occurred which has resulted in Agent sending a written notice to All-Pure (or PAI acting as agent for All-Pure for this purpose) that payments under the TC Notes shall not be made and (B) All-Pure may repay such Indebtedness to the extent permitted in clause (iii)(B) below,

                 (iii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or the TC Notes or any related agreements, documents and instruments, except that All-Pure may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the







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


maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except that, All-Pure may redeem or retire such Indebtedness with proceeds of Refinancing Indebtedness with respect thereto permitted in this
Section 9.9, and

                 (iv) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

             (g) unsecured Indebtedness of any Borrower to any other Borrower on or arising after the date hereof pursuant to loans or advances by such Borrower to such other Borrower, provided, that, as to any such loan, (i) each month Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of any change in the outstanding amount of such loans from the amount set forth in the most recent report thereof previously provided to Agent under this clause (g)(i), (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, and (iii) as of the date of the making of such loan and after giving effect thereto, the Borrower making such loan shall be Solvent;

             (h) unsecured Indebtedness of any Borrower to any Guarantor or any Subsidiary of any Guarantor (other than Borrowers) arising on or after the date hereof pursuant to loans by such Guarantor or Subsidiary thereof to such Borrower, provided, that, as to any such loan (i) the Indebtedness arising pursuant to such loan is subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent,
(ii) Agent shall have received, in form and substance satisfactory to Agent, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor or Subsidiary (as the case may be) and Borrower,
(iii) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness (except as otherwise permitted in Section 9.12(b) hereof), (iv) each month Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of any change in the outstanding amount of such loans from the amount set forth in the most recent report thereof previously provided to Agent under this clause (h)(iv), and (v) such Indebtedness shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require;

               (i) unsecured Indebtedness of any Guarantor to any Borrower arising on or after the date hereof pursuant to loans by such Borrower to such Guarantor permitted under Section 9.12 hereof, provided, that, as to any such loan, (i) each month Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of any change in the outstanding amount of such loans from the amount set forth in the most recent report thereof previously provided to Agent, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, and (iii) as of the date of the making of such loan and after giving effect thereto, the Borrower making such loan shall be Solvent;

             (j) Indebtedness of any Subsidiary of PAI, other than Borrowers and Guarantors, provided, that, (i) as to any such Indebtedness Borrowers and Guarantors shall not be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare a default on Indebtedness of any Borrower or Guarantor or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iii) the aggregate amount of all of such Indebtedness shall not exceed $100,000 at any time outstanding;

             (k) Indebtedness of Borrowers, Guarantors or any of their respective Subsidiaries under swap agreements, cap agreements, collar agreements, exchange agreements, options, futures or forward hedging contracts, derivative instruments or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials and other chemical products used or produced in the business of any Borrower; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than US$100,000,000 (except as to such arrangements with respect to the future delivery to any Borrower of electricity, which may be with any appropriate person) and are not for speculative purposes and such Indebtedness shall be unsecured;

             (l) unsecured Indebtedness of Borrowers, Guarantors or any of their respective Subsidiaries arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined by Agent: (i) the aggregate outstanding amount of such Indebtedness shall not exceed $10,000,000,
(ii) each month Borrowers shall provide to Agent a report, in form and substance satisfactory to Agent, of the amount of such Indebtedness arising in the immediately preceding month, and any repayments in connection therewith, which report shall include in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness is owed (and their representative), the interest rate, the schedule of repayments and maturity date with respect hereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) on and before the date of incurring such Indebtedness and after giving effect thereto, no

Event of Default shall exist or have occurred and be continuing, (v) such Indebtedness shall be incurred by Borrowers, Guarantors or any of their respective Subsidiaries at commercially reasonably rates and terms in an arms' length transaction or with an Affiliate, but if with an Affiliate at rates and on terms no less favorable to Borrowers, Guarantors or any of their respective Subsidiaries than Borrowers, Guarantors or any of their respective Subsidiaries would obtain in a comparable arms' length transaction with a person who is not an Affiliate, (vi) such Indebtedness shall not at any time include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers or Guarantors to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way adversely affect the arrangements of Borrowers and Guarantors with Agent and Lenders and such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any Lender or any rights of Agent or any Lender as determined by Agent, and (vii) Borrowers, Guarantors and their respective Subsidiaries shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrowers, Guarantors and their respective Subsidiaries or on their behalf promptly after the receipt thereof, or sent by Borrowers, Guarantors and their respective Subsidiaries or on their behalf promptly after the receipt thereof, or sent by Borrowers, Guarantors and their respective Subsidiaries or on their behalf concurrently with the sending thereof, as the case may be;

             (m) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for, Indebtedness permitted under Section 9.9(b), Section 9.9(d), Section 9.9(e), 9.9(f) or Section 9.9(n) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such Indebtedness incurred by any Borrower or Guarantor shall be at rates and with fees or other charges no higher or greater than the Indebtedness so extended, refinanced, replaced or substituted for, (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (v) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of and interest on the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), (vi) the Refinancing Indebtedness shall be secured by the same assets that secure the Indebtedness so extended, refinanced, replaced or substituted for, provided, that, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated (on terms and conditions acceptable to Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (vii) the Refinancing Indebtedness shall not at any time include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers or Guarantors to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way adversely affect the arrangements of Borrowers and Guarantors with Agent and Lenders and such Refinancing Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any Lender or any rights of Agent or any Lender as determined by Agent, (viii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of the agreements with respect to such Indebtedness, except that Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein or with the proceeds of any other Refinancing Indebtedness permitted hereunder, and (xi) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor, concurrently with the sending thereof, as the case may be;

             (n) Indebtedness of any Borrower or Guarantor (or any of their respective Subsidiaries) set forth on Schedule 9.9 hereto; provided, that, (i) such Borrower, Guarantor or Subsidiary (as the case may be) may only make mandatory payments of principal, interest and fees, if any, in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, except as otherwise provided in clause (ii)(B) below, (ii) such Borrower, Guarantor or Subsidiary (as the case may be) shall not, directly or indirectly,
(A) amend, modify, alter or change in any material respect the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, such Borrower, Guarantor or Subsidiary may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrowers and Guarantors or otherwise more favorable to Borrowers and Guarantors or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof, or with the proceeds of any Refinancing Indebtedness permitted hereunder), and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or







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property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries or agree to do any of the foregoing, except:

             (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

             (b) investments in cash or Cash Equivalents, provided, that, (i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Agent, each Borrower and Guarantor shall take such actions as are deemed necessary by Agent to perfect the security interest of Lenders in such investments;

             (c) the guarantee by each Borrower and Guarantor of the Obligations of any Borrower in favor of Agent and Lenders;

             (d) the existing equity investments of (i) PAI in All-Pure, Imperial, PCI Carolina, PCI Canada, PCAC, East and Licensing, (ii) All-Pure in TCH, (iii) TCH in TCP, (iv) Imperial in Kemwater, and (v) PCAC in BMPC and Pioneer Chlor Alkali International, Inc.;

             (e) loans by any Borrower to any other Borrower to the extent the Indebtedness of such Borrower arising pursuant to such loans are permitted under
Section 9.9(g);

             (f) loans by any Guarantor or any Subsidiary of Guarantor (other than Borrowers) to any Borrower to the extent the Indebtedness of such Borrower to such Guarantor (or Subsidiary) arising pursuant to such loans is permitted under Section 9.9(h) hereof;

             (g) loans by any Borrower to any Guarantor to the extent the Indebtedness of such Guarantor to such Borrower arising pursuant to such loans is permitted under Section 9.9(i) hereof;

             (h) the guarantees by the PAI Senior Secured Note Guarantors of the Indebtedness of PAI evidenced by or arising under the PAI Senior Secured Notes and the Indebtedness of PAI evidenced by or arising under the June 1997 Loan Agreement and the October 1997 Loan Agreement, in each case to the extent such Indebtedness is permitted under Section 9.9(d) hereof, as such guarantees are in effect on the date hereof;

             (i) the guarantees by the PCI Senior Secured Note Guarantors of the Indebtedness of Canadian Borrower evidenced by or arising under the PCI Senior Secured Notes, to the extent such Indebtedness is permitted under Section 9.9(e) hereof, as such guarantees are in effect on the date hereof;

             (j) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness or other obligations of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of





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such Person or settlement or compromise of past due Accounts; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may reasonably request;

             (k) obligations of Account Debtors to any Borrower or Guarantor (or any of their respective Subsidiaries) arising from Accounts which are past due evidenced by a promissory note made by such Account Debtor payable to such Borrower, Guarantor or Subsidiary (as the case may be); provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower, Guarantor or Subsidiary (as the case may be) such promissory note shall be endorsed to the order of US Lender, if such note is payable to any US Borrower or any Guarantor or to the order of Canadian Lender, if such note is payable to Canadian Borrower, by such Borrower, Guarantor or Subsidiary (as the case may be) and promptly delivered to Agent as so endorsed;

             (l) loans or advances by any Borrower, Guarantor or any of their respective Subsidiaries to any of its employees, after the date hereof, not to exceed the principal amount of US$500,000 in the aggregate at any time outstanding in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower, Guarantor or Subsidiary, as the case may be;

             (m) unsecured guarantees by any Borrower or Guarantor of the Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries permitted under Section 9.9(b) hereof;

             (n) any investments of any Borrower, Guarantor or any of their respective Subsidiaries in swap agreements, cap agreements, collar agreements, exchange agreements, options, futures or forward hedging contracts, derivative instruments, or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials and other chemical products used or produced in the business of any Borrower; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than the US$100,000,000 (except as to such arrangements with respect to the future delivery of electricity which may be with any other appropriate person) and are not for speculative purposes and are unsecured;

             (o) unsecured guarantees by any Borrower, Guarantor or any of their respective Subsidiaries of the obligations of any Borrower, Guarantor or other Subsidiary of any Borrower or Guarantor in respect of leases which are not prohibited under this Agreement, except no Borrower shall guarantee any obligations of any Subsidiary of any Borrower or Guarantor which is not a Borrower or Guarantor;

             (p) the existing loans, advances and guarantees set forth on
Schedule 9.10 hereto, provided, that, as to such loans, advances and guarantees,
(i) Borrowers, Guarantors, or their





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respective Subsidiaries, as the case may be, shall not, directly or indirectly,
(A) amend, modify, alter or change in any material respect the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, except that, after written notice to Agent, Borrower, Guarantors or their Subsidiaries may amend, modify, alter or change the terms thereof so as to shorten the maturity thereof, increase the amount of any payment due thereunder, increase the amount of any installments for payments thereof, increase the interest rate or fees with respect thereto, or acquire any collateral or guarantees or additional collateral, guarantees or other support therefor, or
(B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein) and (ii) Borrowers shall furnish to Agent all notices or demands in connection with such loans, advances or guarantees received by a Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof.

         9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower or Guarantor (or Subsidiary) now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except (a) any Subsidiary of a Borrower may pay dividends to such Borrower; (b) any Borrower or Guarantor may pay dividends to the extent permitted in Section
9.12 below; (c) any Subsidiary of PAI other than Borrowers may pay dividends to their respective parent corporation; (d) any Borrower, Guarantor or any of their respective Subsidiaries may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed US$500,000, plus the amount by which US$500,000 exceeds such repurchases in each of the immediately preceding two (2) years, but in no event shall the aggregate amount of all payments for such repurchases in any calendar year exceed US$1,500,000.

         9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

              (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate of any Borrower or Guarantor, except in






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the ordinary course of and pursuant to the reasonable requirements of such
Borrower's, Guarantor's or Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary, as the case may be, than such Borrower, Guarantor or Subsidiary, as the case may be, would obtain in a comparable arm's length transaction with a person who is not an Affiliate; or

              (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrowers or Guarantors, except:

                  (i) compensation to officers, employees and directors for services rendered to Borrowers, Guarantors or any of their respective Subsidiaries in the ordinary course of business consistent with the practices of Borrowers, Guarantors or any of their respective Subsidiaries as of the date hereof,

                  (ii) a Borrower may repay the Indebtedness of such Borrower to the other Borrower arising pursuant to loans made by such other Borrower permitted under Section 9.10 hereof,

                  (iii) any Guarantor or Subsidiary of any Guarantor (other than Borrowers) may repay the Indebtedness of such Guarantor or Subsidiary to any other Subsidiary or to any Borrower,

                  (iv) Borrowers and the other Guarantors may make payments to PAI (whether in the form of repayment of existing Indebtedness of any Borrower or Guarantor to PAI, loans or dividends), the proceeds of which shall be used by PAI to make substantially contemporaneous payments of regularly scheduled interest in respect of the PAI Senior Secured Notes and regularly scheduled principal and interest in respect of the Indebtedness under the June 1997 Term Loan Agreement in each case then due and payable to the extent such payments by PAI are permitted under Section 9.9 hereof and in accordance with the terms of the PAI Senior Secured Notes and the June 1997 Term Loan Agreement as each is in effect on the date hereof, provided, that, as of the date of any such payments by Borrowers to PAI and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing,

                  (v) Borrowers and the other Guarantors may make payments to PAI (whether in the form of repayment of existing Indebtedness of any Borrower or Guarantor to PAI, loans or dividends), the proceeds of which shall be used by PAI to make substantially contemporaneous payments of regularly scheduled interest in respect of the PCI Senior Secured Notes and regularly scheduled principal and interest in respect of the Indebtedness under the October 1997 Term Loan Agreement in each case then due and payable to the extent such payments by PAI are permitted under Section 9.9 hereof and in accordance with the terms of the PCI Senior Secured Notes and the October 1997 Term Loan Agreement as each is in effect on the date hereof, provided, that, as of the date of any such payments by Borrowers to PAI and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing,



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


                  (vi) Borrowers and Guarantors may make payments to Parent (whether in the form of repayment of existing Indebtedness of Borrowers to Parent, loans or dividends), the proceeds of which shall be used by Parent to make substantially contemporaneous payments of regularly scheduled interest in respect of the Seller Notes then due and payable in accordance with the terms of the Seller Notes as each is in effect on the date hereof, provided, that, (A) the aggregate principal amount of such Indebtedness of Parent under the Seller Notes shall not exceed US$11,462,798 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Seller Notes as in effect on the date hereof, (B) Borrowers and Guarantors shall cause Parent not to, directly or indirectly, (1) amend, modify, alter or change in any material respect any terms of such Indebtedness or any of the Seller Notes or any related agreements, documents or instruments (other than amendments to the Contingent Payment Agreement so long as the same do not increase the liabilities of any Borrower or Guarantor or otherwise make any provisions thereof more restrictive or burdensome as to any Borrower or Guarantor, except that Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, and except that Parent may, after notice to Agent amend, modify, alter or change the terms of the Contingent Payment Agreement so long as the same do not increase the liabilities of any Borrower or Guarantor or otherwise make any provisions thereof more restrictive or burdensome as to any Borrower or Guarantor or (2) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, (C) Borrowers and Guarantors shall furnish to Agent all notices or demands concerning such Indebtedness received by Parent or any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by Parent or any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, and (D) as of the date of any such payments and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,

                  (vii) payments by Borrowers and the other Guarantors to PAI, Parent or other Affiliates for actual and necessary reasonable out-of-pocket administrative and operating expenses of PAI, Parent or such other Affiliates for the businesses of Borrowers and Guarantors as presently conducted in the ordinary course of business (including lease payments, payroll, insurance, franchise taxes and similar items) and for actual and necessary reasonable out-of-pocket legal, accounting, investment banking, insurance (including premiums for such insurance), marketing, inventory management services, payroll and similar types of services paid for by PAI, Parent or such other Affiliate in the ordinary course of their businesses as conducted as of the date hereof or as the same may be directly attributable to any Borrower or Guarantor or their respective Subsidiaries; provided, that, (A) such expenses are in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business as conducted on the date hereof and (B) to the extent such expenses are payable to an Affiliate, such expenses shall be payable upon terms no less favorable to such Borrower or Guarantor as the case may be, than such Borrower or Guarantor, as the case may be, could obtain in a comparable arm's length transaction with a person who is not an Affiliate, and




                                       74
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                  (viii) payments by Borrowers and Guarantors to Parent pursuant to the tax sharing arrangements among Borrowers, Guarantors and Parent (as in effect on the date hereof); provided, that, (A) such Borrower or Guarantor is included in the consolidated Federal income tax return filed by Parent as to which such Borrower or Guarantor is making such payment, the payments in any year shall not exceed the Federal income tax liability that such Borrower or Guarantor would have been liable for if such Borrower or Guarantor were not part of such consolidated federal income tax return filed by Parent, (B) such payments shall be made by such Borrower or Guarantor no earlier then ten (10) days prior to the date on which Parent is required to make its payments to the Internal Revenue Service, and (C) in the event that such Borrower or Guarantor also joins with Parent in filing any combined or consolidated (or similar) State or local income tax returns, then the making of payments to Parent shall be allowed in a manner as similar as possible to that provided herein with respect to Federal income taxes.

         9.13 Additional Bank Accounts. Each Borrower and Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by such Borrower or Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

         9.14 Compliance with ERISA.

              (a) No Borrower or Guarantor shall, with respect to any "employee benefit plan" maintained by such Borrower or Guarantor: (i) terminate any employee benefit plan so as to incur any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving such employee benefit plan or any trust created thereunder which would subject any Borrower, Guarantor or ERISA Affiliate to a tax, penalty or other liability in excess of US$500,000 on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA, (iii) fail to pay to any employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency in excess of US$5,000,000, whether or not waived, with respect to such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any employee benefit plan if it is a single employer plan, which termination could result in any liability in excess of US$5,000,000 to the Pension Benefit Guaranty Corporation or (vi) incur any material withdrawal liability with respect to any multiemployer pension plan. As used in this Section 9.14(a), the terms "employee benefit plan", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and Section 406 of ERISA.

                  (b) Borrower and Guarantors shall cause the Canadian Pension Plan to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation. Upon Agent's request, Borrowers and Guarantors shall use their best efforts to deliver to Agent an undertaking of the funding agent for the Canadian Pension Plan stating that the funding agent will notify Agent within seven (7) days of the failure of any Borrower or Guarantor to make any required contribution to the Canadian Pension Plan. Borrowers and Guarantors shall not accept payment of any amount from the Canadian Pension Plan without the prior written consent of Agent. Without the prior written consent of Agent, Borrowers and Guarantors shall not terminate, or cause to be terminated, the Canadian Pension Plan, if such plan would have a solvency deficiency on termination. Borrowers and Guarantors shall promptly provide Agent with any documentation relating to the Canadian Pension Plan as Agent may reasonably request. Borrowers and Guarantors shall notify Agent within thirty (30) days of (i) a material increase in the liabilities of the Canadian Pension Plan, (ii) the establishment of a new registered pension plan, (iii) commencing payment of contributions to the Canadian Pension Plan to which any Borrower or Guarantor had not previously been contributing.

         9.15 Changes in Business.

               (a) PAI and its Subsidiaries shall not engage in any business other than the businesses of PAI and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complementary to the businesses in which PAI and its Subsidiaries are engaged on the date hereof.

               (b) Each of PAI, BMPC, TCH and Imperial shall act as a holding company, without material assets, operations or business and shall not engage in or conduct any business other than the ownership of Capital Stock of and loans to its Subsidiaries. Each of East and Licensing shall not have any material assets, operations or business or engage in or conduct any business, other than the ownership and licensing of certain Intellectual Property as identified on
Schedule 8.12 hereto, to the extent such licensing is permitted hereunder and to the extent related to the conduct of the businesses contemplated by Section 9.15(a) hereof.

         9.16 End of Fiscal Years; Fiscal Quarters. PAI shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.



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         9.17 Contingent Payment Agreement.

               (a) In connection with the acquisition by Parent of the Capital Stock of the predecessor of PAI, pursuant to a stock purchase agreement, dated as of March 24, 1995, the former stockholders of such predecessor (the "Sellers") agreed to indemnify Parent and its Affiliates for certain environmental liabilities that result from discharges of hazardous materials, or violations of Environmental Laws, arising prior to April 20, 1995, from or relating to certain of the Real Property or arising before or after April 20, 1995 with respect to certain environmental liabilities relating to certain properties and interests (the "Contingent Payment Properties") held by Parent or its Affiliates for the benefit of Sellers. Amounts payable pursuant to such indemnity will generally be payable as follows: (i) out of certain reserves established on PAI's balance sheet at December 31, 1994, (ii) either by offset against the amounts payable under the Seller Notes or from amounts held in an account (the "Contingent Payment Account") established for the deposit of proceeds from the Contingent Payment Properties, and (iii) in certain circumstances and subject to specified limitations, out of the personal assets of the Sellers. Parent will not receive any of the economic benefits from the Contingent Payment Properties, except that certain environmental and other indemnification obligations of the Sellers to Parent may be satisfied from proceeds from such investments and except to the extent that such investments are owned by Parent on April 20, 2015. As of December 31, 1998, such proceeds, which are held by Parent in the Contingent Payment Account as collateral for any indemnification obligations of the Sellers to the Parent, amounted to approximately $5,700,000.

               (b) Notwithstanding anything to the contrary contained in this
Section 9, Borrowers may sell the Contingent Payment Properties, deposit the proceeds thereof in the Contingent Payment Account, invest the funds held in the Contingent Payment Account in investments permitted under the Contingent Payment Agreement as in effect on the date hereof, make such payments from such Contingent Payment Account required under the terms of the Contingent Payment Agreement as in effect on the date hereof, set off against the Seller Notes and take other actions as are reasonably related to the foregoing, and required under the terms of, and effected in accordance with the terms of, the Contingent Payment Agreement as in effect on the date hereof and such action shall not constitute a breach of the terms hereof, provided, that, notwithstanding the foregoing, in no event shall any such actions constitute a breach of Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.8, 9.11, 9.14, 9.15, 9.16, 9.18, 9.19, or 9.20
hereof.

         9.18 Applications under Insolvency Statutes. Each Borrower acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies' Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor for purposes of such plan or proposal or otherwise.

         9.19 Year 2000 Compliance. Each Borrower and Guarantor shall take all action which may be required so that its computer-based information systems, including, without limitation, all of its proprietary computer hardware and software (and whether supplied by others or with which Borrowers' or Guarantors' systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi-century formulas and date values, and (c) all leap years shall be calculated correctly. Upon Agent's request after September 30, 1999, Borrowers and Guarantors shall certify to Agent in writing that its information systems have been modified, updated and programmed as required by this Section, provided, that, Borrowers and Guarantors have received any certification from Agent and Lenders required in order for Borrowers and Guarantors to provide such certification to Agent. On and after September 30, 1999, Borrowers and Guarantors the computer-based information systems of Borrowers and Guarantors shall be, and with ordinary course upgrading and maintenance, will continue to be sufficient to permit Borrowers and Guarantors to conduct its business without any adverse effect as a result of the year 2000.

         9.20 Costs and Expenses. Borrowers and Guarantors shall pay to Agent all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's or any Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including UCC financing statement and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums for insurance coverage paid by Lender as permitted hereunder, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) all appraisal fees and search fees; (d) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's and each Lender's customary charges and fees with respect thereto; (e) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (f) costs and expenses of preserving and protecting the Collateral; (g) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters) other than with respect to claims arising from the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction; (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent or any Lender during the course of periodic field examinations of the Collateral and Borrowers' and Guarantor's operations, plus a per diem charge at the rate of US$650 per person per day for Agent's examiners in the field and office; and (i) the reasonable fees and disbursements of counsel (including legal assistants and agents outside Ontario) to Agent and Lenders in connection with any of the foregoing.



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

         9.21 Further Assurances. At the request of Agent at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the hypothecs, security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied in all material respects. In the event of such request by Agent, Lenders may, at their option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent and Lenders have determined that such conditions are satisfied in all material respects. Where permitted by law, each Borrower hereby authorizes Agent or Agent's representative to execute and file one or more UCC financing statements or PPSA financing statements or notices signed only by Agent or Agent's representative.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) any Borrower fails to pay when due any of the Obligations or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.3 (other than with respect to Section 9.3(c)), 9.4., 9.13, 9.14, 9.15, 9.17, 9.18 and 9.19 of this Agreement and such failure shall continue for ten (10) days; provided that, such ten (10) day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (iii) any Borrower or Obligor fails to perform any of the terms, covenants or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Section 10.1(a)(i) and 10.1(a)(ii) above;

               (b) any representation, warranty or statement of fact made by any Borrower or Obligor to Agent or any Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise in writing shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes, terminates or fails to perform any of the material terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

               (d) judgments for the payment of money are rendered against any Borrower or Obligor which in the aggregate are in excess of US$5,000,000 (to the extent not covered by insurance where the insurer has assumed responsibility in writing or for and to the extent to



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which such Borrowers or such Obligor is otherwise indemnified if the terms of such indemnification are satisfactory to Agent) and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any attachment, garnishment or execution is rendered against Collateral having a value in excess of $250,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed;

               (e) any Borrower or Obligor dissolves or suspends or discontinues doing business (other than pursuant to a merger or asset sale permitted hereunder);

               (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the indebtedness due to them;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangements, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada)) and the Companies' Creditors Arrangement Act (Canada) or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Obligor or for all or any part of its property, including, without limitation, if any Borrower or Obligor shall: (i) apply for or consent to the appointment of a receiver, receiver and manager, trustee or liquidator of it or of all or a substantial part of its property and assets, (ii) be unable, or admit in writing its inability, to pay its debts as they become due, or commit any other act of bankruptcy, (iii) make a general assignment for the benefit of creditors; (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing;



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               (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lenders, or any Capital Lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent and Lenders, in any case in an amount in excess of the US Dollar Equivalent of $2,500,000 (including the PAI Senior Secured Note Indenture, the June 1997 Term Loan Agreement, the PCI Senior Secured Note Indenture, the October 1997 Term Loan Agreement and the TC Notes), which default continues for more than the applicable cure period, if any, with respect thereto;

               (j) any Change of Control (other than pursuant to a merger or asset sale permitted hereunder);

               (k) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of which any Borrower, Obligor, Agent or Lender receives notice, of any Borrower or Obligor under any criminal statute, or commencement of criminal or civil proceedings against any Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of any Borrower or Obligor which is necessary or material to the conduct of its business;

               (l) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section in respect of any Borrower or Obligor of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Obligor or otherwise issued in respect of any Borrower or Obligor involving an amount in excess of US$5,000,000;

               (m) there shall be any event, condition or circumstance which has a Material Adverse Effect after the date hereof; or

               (n) there shall be an event of default under any of the other Financing Agreements.

         10.2 Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the PPSA, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's or any Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of



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equity for an injunction to restrain a breach or threatened breach by any
Borrower of this Agreement or any of the other Financing Agreements. Agent or any Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent on behalf of Lenders may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent and Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower, at Borrowers' expense, to assemble and make available to Agent or any Lender any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or any Lender or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent or any Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent or a Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by such Lender. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Agent or any Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Agent or any Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

               (c) For the purpose of enabling Agent and Lenders to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers or Guarantors) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and General Intangibles now owned or hereafter acquired by any Borrower or Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.



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               (d) Agent and Lenders may apply the cash proceeds of Collateral actually received by Agent or any Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent or such Lender may elect, whether or not then due. Each Borrower shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

               (e) Without limiting the foregoing, (i) upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as the same is continuing, a Lender may, at its option, without notice, cease making Loans or arranging for Letter of Credit Accommodations or Agent may reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) upon the occurrence of an Event of Default and for so long as the same is continuing, a Lender may, at its option, terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by such Lender to Borrowers.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
            AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law) unless otherwise expressly provided in a Financing Agreement, as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including but not limited to the legality of the interest rate and other charges, but excluding the creation and perfection of security interests, hypothecs and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

               (b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent or any Lender shall have the right to bring any action or proceeding against any Borrower, Guarantor or its property in the courts of any other jurisdiction which Agent or any Lender



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deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower, Guarantor or its property).

               (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the US mails, or, at Agent's or any Lender's option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent or any Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

               (d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS, AGENT OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Agent and Lenders shall not have any liability to Borrowers or Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers or Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender, that the losses were the result of acts or omissions constituting gross negligence, willful misconduct or bad faith. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices, of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly



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provided for herein. No notice to or demand on any Borrower or Guarantor which
Agent or any Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, and as to amendments or modifications, as also signed by an authorized officer of Borrowers and Guarantors. Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrowers and Guarantors shall indemnify and hold Agent, each Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except for such losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or wilful misconduct of a Lender, its directors, agents, employees or counsel as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is



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given. For this purpose, "rate of exchange" means the rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent and Lenders on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.


SECTION 12. AGENTS

         12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted



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herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreements, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Canadian Lender as to matters relating to Canadian Borrower and by US Lender as to matters relating to US Borrowers and Guarantors and otherwise by both Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3 Events of Default.

               (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by Canadian Lender as to matters relating to Canadian Borrower and by US Lender as to matters relating to US Borrowers and Guarantors; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

               (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

         12.4 Rights as a Lender. With respect to Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as the Agent shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity as Lender hereunder. Congress Financial Corporation (Southwest) (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower and Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as



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Agent, and Congress Financial Corporation (Southwest) and its Affiliates may
accept fees and other consideration from any Borrower and any Obligor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting the Obligations of Borrowers hereunder) for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and any Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders hereunder, with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender and with a copy of any notice of an Event of Default delivered by Agent to any Borrower; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor(or any of their affiliates) that may come into the possession of Agent or any of its Affiliates.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving fifteen (15) days notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by Lenders, and/or so consented to by Borrowers and the appointment accepted by such successor Agent within fifteen (15) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint (without the consent of Borrowers or Guarantors) a successor Agent that shall be a bank, commercial finance company or other financial institution that shall have an office located in the continental United States of America. Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.9 Collateral Matters.

               (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular Reserves are appropriate, or that the liens and security interests granted to any Lender herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

               (b) US Lender hereby appoints Canadian Lender as agent for purposes of perfecting the security interests, liens and hypothecs of US Lender in the Collateral constituting assets and properties of Canadian Borrower to secure all Obligations of Canadian Borrower to US Lender arising pursuant to the guarantee by Canadian Borrower of the Obligations of US Borrowers or Guarantors to US Lender or otherwise. Canadian Lender hereby appoints US Lender as agent for purposes of perfecting the security interests and liens of Canadian Lender in the collateral constituting assets and properties of US Borrowers and Guarantors to secure all Obligations of US Borrowers and Guarantors to Canadian Lender arising pursuant to the guarantee by US Borrowers and Guarantors of the Obligations of Canadian Borrower to

Canadian Lender or otherwise. Without limiting the generality of the foregoing, each Lender hereby appoints Agent and each other as agent for the purpose of perfecting the security interest of the other Lender in assets which, in accordance with the UCC or the PPSA can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.


SECTION 13. ACKNOWLEDGMENT AND RESTATEMENT

         13.1 Existing Obligations. Each Borrower and Guarantor hereby acknowledges, confirms and agrees that (a) US Borrowers are indebted to US Lender (as assignee of Existing Lenders pursuant to the Assignment Agreement) for loans to PAI under the Existing Agreements as of the close of business on September 23, 1999 in the aggregate principal amount set forth on Schedule 13.1 hereto, which Indebtedness is hereby assumed, adopted and ratified by US Borrowers, and (b) Canadian Borrower is indebted to Canadian Lender (as assignee of Existing Lenders pursuant to the Assignment Agreement) for loans to Canadian Borrower under the Existing Agreements as of the close of business on September 23, 1999 in the aggregate principal amount set forth on Schedule 13.1 hereto, in each case as to US Borrowers and Canadian Borrower, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever; provided, that, Borrowers are not indebted to Agent and Lenders in connection with the Existing Letters of Credit, except to the extent of any Letter of Credit Accommodation issued to Bank of America, N.A. with respect thereto.

         13.2 Acknowledgment of Security Interest. Each Borrower and Guarantor hereby acknowledges, confirms and agrees that: (a) US Lender, as agent for itself and Canadian Lender, has and shall continue to have a security interest in, and lien upon, the Collateral of US Borrowers and Guarantors heretofore granted to US Lenders (as assignee of the Existing Lenders under the Assignment Agreement) pursuant to the Existing Agreements, as well as any Collateral granted hereunder or under the other Financing Agreements or otherwise granted to or held by US Lender, as agent for itself and Canadian Lender; (b) Canadian Lender, as agent for itself and US Lender, has and shall continue to have a security interest in, and lien upon, and hypothecs with respect to, the Collateral of Canadian Borrower heretofore granted to Canadian Lender (as assignee of Existing Lenders under the Assignment Agreement) pursuant to the Existing Agreements; (c) the liens and security interests of US Lender, as agent for itself and Canadian Lender, in the Collateral of US Borrowers and Guarantors shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens, security interests, including the granting and perfection thereof to US Lender as assignee of Existing Lenders under the Assignment Agreement or otherwise; (d) the liens, security interests and hypothecs of Canadian Lender, as agent for itself and US Lender, in the Collateral of Canadian Borrower shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens, security interests and hypothecs, including the granting and perfection thereof to Canadian Lender as assignee of Existing Lenders under the Assignment Agreement or otherwise; (e) the security interests and liens of US Lender in the Collateral of US

Borrowers and Guarantors, and the other rights and remedies of Agent and Lenders hereunder and under the other Financing Agreements, shall be entitled to the benefit of the Intercreditor and Collateral Agency Agreement dated as of June 17, 1997 by and among United States Trust Company of New York, as trustee and collateral agent, Bank of America, N.A., as term loan agent and existing bank agent, PAI and PCAC, as amended by Amendment No. 1 to Intercreditor and Collateral Agency Agreement, dated of even date herewith; and (f) the liens, security interests and hypothecs of Canadian Lender in the Collateral of Canadian Borrower, and the other rights and remedies of Agent and Lenders hereunder and under the other Financing Agreements, shall be entitled to the benefit of the Intercreditor Agreement, dated October 30, 1997, by and among United States Trust Company of New York, as trustee and collateral agent, Bank of America, N.A., as term loan agent and existing bank agent, PAI, PCAC and Canadian Borrower, as amended by Amendment No. 1 to Intercreditor and Collateral Agency Agreement, dated of even date herewith. Existing Lenders have not assigned any Bank Act Security under Canadian law to Agent or Lenders.

         13.3 Existing Agreements. Each Borrower and Guarantor hereby acknowledges, confirms and agrees that: (a) the Existing Agreements have been duly executed and delivered by each Borrower and each Guarantor and are in full force and effect as of the date hereof; (b) the agreements and obligations of each Borrower and each Guarantor contained in the Existing Agreements constitute the legal, valid and binding obligations of each Borrower or Guarantor, as the case may be, enforceable against it in accordance with its terms and no Borrower or Guarantor has a valid defense to the enforcement of such obligations; and (c) Agent and Lenders are entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Agreements.

         13.4 Acknowledgment of Assignment. Each Borrower and Guarantor hereby consents to and acknowledges the assignment of the Existing Agreements to Agent and Lenders contained in the Assignment Agreement. Each Borrower and Guarantor releases and waives any rights against Agent and Lenders as assignees of Existing Lenders and acknowledges and confirms that Agent and Lenders are entitled to all rights, remedies and benefits under the Existing Agreements in accordance with the terms thereof, provided, that, Agent and Lenders shall have no obligations or liabilities to any Borrower or Guarantor as a result of such assignment. Each Borrower and Guarantor agrees not to assert against Agent and Lenders as assignees any claim or defense which any Borrower or Guarantor may at any time have or claim to have against Existing Lenders and acknowledges that Agent and Lenders have no notice of any such claim or defense as of the date hereof.

         13.5 Restatement.

               (a) Except as otherwise stated in Section 13.2 hereof and this
Section 13.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreements are simultaneously amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements executed and/or delivered on or after the date hereof, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of each Borrower and each Guarantor for the Obligations heretofore incurred and the security interests,



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

liens, hypothecs and other interests in the Collateral heretofore granted, pledged and/or assigned by any Borrower or Guarantor to Agent or any Lender (whether directly or as assignee of the Existing Lenders under the Assignment Agreement or otherwise).

               (b) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of Borrowers and Guarantors evidenced by or arising under the Existing Agreements, and the liens and security interests securing such other obligations, liabilities and indebtedness, which shall not in any manner be impaired, limited, terminated, waived or released.

               (c) All loans, advances and other financial accommodations under the Existing Agreements and all other Obligations of each Borrower and Guarantor to Congress outstanding and unpaid as of the date hereof pursuant to the Existing Agreements or otherwise shall be deemed Obligations of each Borrower and Guarantor pursuant to the terms hereof, and shall constitute and be deemed Loans hereunder allocated between Canadian Lender and US Lender as provided in the Assignment Agreement.


SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS

         14.1 Term.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date which is the third (3rd) anniversary of the date hereof (the "Renewal Date"); provided, that, Borrowers may, at their option, after prior notice to Agent as set forth below (which notice shall be irrevocable) extend the term of this Agreement for up to two (2) additional one (1) year periods, provided, that, as to each such extension, each of the following conditions is satisfied as determined by Agent in good faith: (i) Agent shall have received prior written notice of the intention of Borrowers to so extend the term of this Agreement not less than sixty (60) days prior to the Renewal Date (or the first anniversary thereof, in the case of an extension for the second one (1) year period), (ii) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (iii) Borrower shall pay to Agent (for the account of Lenders) on the Renewal Date (or the first anniversary thereof, in the case of an extension for the second one
(1) year period), an extension fee equal to one-quarter (1/4%) percent of the Maximum Credit for each one (1) year extension. Lenders may terminate this Agreement on the Renewal Date or any anniversary thereof, unless Agent has received a notice of the intention of Borrowers to extend the term of this Agreement in accordance with the terms set forth above and subject to the satisfaction of the conditions to such extension, or if earlier, upon an Event of Default. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Agent (for the account of Lenders), in full, all outstanding and unpaid Obligations that are not contingent and shall furnish cash collateral, if any, to Agent (for the account of Lenders) in such amounts as Agent determines in good faith are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection



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

with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral, if any, shall be remitted by wire transfer in US Dollars or Canadian Dollars, as directed by Agent, to such bank account of a Lender, as Agent or such Lender may, in its discretion, designate to PAI for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Agent or such Lender are received in such bank account later than 12:00 noon, Dallas time.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid (or for which Agent has received cash collateral as provided in Section 14.1(a) above, as to contingent Obligations), and each Lender's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

               (c) If for any reason this Agreement is terminated prior to the Renewal Date of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to one (1%) percent of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lenders shall be entitled to fifty (50%) percent of such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lenders do not exercise their rights to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), or the Companies Creditors Arrangement Act (Canada). The early termination fee provided for in this Section 14.1 shall be deemed included in the Obligations.

         14.2 Interpretative Provisions.

               (a) All terms used herein which are defined in Article 1 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

               (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

               (c) All references to any person herein shall include their respective successors and assigns.

               (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (e) The word "including" when used in this Agreement shall mean "including, without limitation".

               (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

               (g) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars or other currency of any amount in US Dollars, and the equivalent in US Dollars of any amount in Canadian Dollars or other currency, shall be determined pursuant to the Currency Exchange Convention.

               (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of any Borrower or Guarantor most recently received by Lender prior to the date hereof.

               (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

               (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

               (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or any Lender merely because of the involvement of Agent or such Lender in their preparation.

         14.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth on the signature pages hereof and to PAI, as agent for Borrowers at its chief executive office set forth on the signatures pages hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         14.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         14.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers and Guarantors may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent. Any Lender may, after notice to any Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or Participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation. Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall exist or have occurred and be continuing, Agent and Lenders shall use reasonable efforts so that any assignee of Canadian Lender hereunder shall be a Person that is a resident of Canada under the Income Tax Act (Canada) or is entitled to complete exemption from Canadian withholding tax imposed on or with respect to any payments to be made to it pursuant to this Agreement.

         14.6 Good Faith. Where used herein, the term "good faith" means "honesty in fact in the conduct or transaction concerned." Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by them at any time.

         14.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in



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

connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         14.8 Nonapplicability of Article 5069-15.01 et seq. Borrowers, Guarantors, Agent and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Financing Agreements.

         14.9 DTPA WAIVER. EACH BORROWER AND GUARANTOR HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICE - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. SECTION 17.01 ET SEQ. (VERNON SUPP. 1987), OTHER THAN SECTION
17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT EACH BORROWER (a) HAS ASSETS OF $5,000,000 OR MORE, (b) HAS KNOWLEDGE AND EXPERIENCE IN THE MERITS AND RISKS OF THIS TRANSACTION, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDERS, AND (d) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         14.10 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         14.11 Choice of Language. The parties hereto confirm that they have requested that this Agreement and all documents related hereto be drafted in English. Les parties aux presentes ont exige que cette convention ainsi que tout document connexe soient rediges en anglais.



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

         IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

                                     LENDERS

CONGRESS FINANCIAL                    CONGRESS FINANCIAL
CORPORATION (SOUTHWEST)                CORPORATION (CANADA)

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------
Address:                              Address:

1201 Main Street                      141 Adelaide Street West, Suite 1500
Dallas, Texas 75202                   Toronto Ontario M5H 3L9
                                      Canada

                                    BORROWERS

PIONEER CHLOR ALKALI                  PCI CHEMICALS CANADA INC./
 COMPANY                              PCI CHIMIE CANADA INC.

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------


Chief Executive Office:               Chief Executive Office:

700 Louisiana Street                  630 Rene-Levesque Boulevard West
Suite 4300                            31st Floor
Houston, Texas 77002                  Montreal, Quebec H3B 1S6
                                      Canada

ALL-PURE CHEMICALS CO.                KEMWATER NORTH AMERICA
                                       COMPANY

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------


Chief Executive Office:               Chief Executive Office:

700 Louisiana Street                  700 Louisiana Street
Suite 4300                            Suite 4300
Houston, Texas 77002                  Houston, Texas 77002

T.C. PRODUCTS, INC.                   PCI CAROLINA, INC.

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------


Chief Executive Office:               Chief Executive Office:

700 Louisiana Street                  700 Louisiana Street
Suite 4300                            Suite 4300
Houston, Texas 77002                  Houston, Texas 77002


                                   GUARANTORS:

PIONEER AMERICAS, INC.                IMPERIAL WEST CHEMICAL CO.

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------


Chief Executive Office:               Chief Executive Office:

700 Louisiana Street                  700 Louisiana Street
Suite 4300                            Suite 4300
Houston, Texas 77002                  Houston, Texas 77002

BLACK MOUNTAIN POWER
   COMPANY                            PIONEER LICENSING, INC.

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------


Chief Executive Office:               Chief Executive Office

700 Louisiana Street                  900 Market Street
Suite 4300                            2nd Floor
Houston, Texas 77002                  Wilmington, Delaware 19899


T.C. HOLDINGS, INC.                   PIONEER (EAST), INC.

By:                                   By:
   ---------------------------           ----------------------------
Title:                                Title:
      ------------------------              -------------------------


Chief Executive Office:               Chief Executive Office:

700 Louisiana Street                  900 Market Street
Suite 4300                            2nd Floor
Houston, Texas 77002                  Wilmington, Delaware 19899


                                       98